Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 19, 2024, to that certain Loan and Security Agreement, dated as of December 28, 2022 (as amended, restated or otherwise modified, renewed, extended, or replaced from time to time, the “Loan Agreement”), among Siena Lending Group LLC (“Siena”), as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”), Siena, GRC SPV Investments, LLC (“GRC”; and together with Siena and the other lenders from time to time party thereto, and their respective successors and permitted assigns, collectively, the “Lenders” and each individual, a “Lender”), SkyWater Technology Foundry, Inc., a Delaware corporation (“SkyWater Foundry”), SkyWater Federal, LLC, a Wyoming limited liability company (“SkyWater Federal”), SkyWater Florida, Inc., a Delaware corporation company (“SkyWater Florida”; and together with SkyWater Foundry, SkyWater Federal and any other Person who from time to time becomes a borrower under the Loan Agreement, collectively, the “Borrowers” and each individually, a “Borrower”), SkyWater Technology, Inc., a Delaware corporation (“Parent”; and together with each of the Affiliates of the Borrowers signatory to the Loan Agreement from time to time as guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”) Terms which are capitalized in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, Borrowers have requested, and Agent has agreed, subject to the terms and conditions contained in this Amendment, to amend and modify certain provisions of the Loan Agreement on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section One. Amendments. Upon the effectiveness of this Amendment in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document, the terms and provisions of the Loan Agreement (including any Exhibits and Schedules attached thereto) are hereby amended in accordance with Annex A attached hereto by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken red text~~) and by inserting the double-underlined text (indicated textually in the same manner as the following example: underlined blue text), in each case, in the place where such text appears therein, such that immediately after giving effect to this Amendment the Loan Agreement will read as set forth in Annex A. For the avoidance of doubt, except as so modified by this Amendment, all Schedules and Exhibits to the Loan Agreement shall remain in the form attached to the Loan Agreement.

Section Two. Conditions Precedent. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent (the “Amendment No. 1 Effective Date”):

(a) the Agent shall have received this Amendment, duly authorized, executed and delivered by each Lender and Loan Party;

(b) the Agent shall have received a duly executed copy of that certain Amended and Restated Fee Letter, dated as of the date hereof, by and among Agent and Borrowers;

(c) the Agent shall have received a certificate of each Loan Party, dated as of the date hereof and executed by an officer of such Loan Party, which shall (i) certify the resolutions of its board of directors, members, managers or similar other body authorizing the execution, delivery and performance of this Amendment, any other Loan Documents delivered in connection herewith to which it is a party, (ii) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign this Amendment and the Loan Documents to which it is a party, (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization, as applicable, of each Loan Party certified as of recent date by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents (or, in each case, a certification that since last delivered to the Agent, such documents have not been amended, restated, supplemented or otherwise modified and remain in full force and effect), and (iv) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(d) the Agent shall have received UCC, tax and judgment lien searches with respect to the assets of each Loan Party, which assets shall not be subject to any Liens, other than Permitted Liens; and

(e) the Agent shall have received such other agreements, documents and information requested by Agent in its sole discretion.

Section Three. Post-Closing Deliverables. Loan Parties shall use commercially reasonable efforts to deliver to Agent, within thirty (30) days after the Amendment No. 1 Effective Date (or such later date agreed to by Agent in its sole discretion), evidence of UCC-3 amendments revising the collateral descriptions of the following UCC financing statements, in each case in form and substance reasonably satisfactory to the Agent:

(a) UCC Financing Statement #20232014057 filed by Corporation Service Company, as Representative against SkyWater Technology Foundry, Inc. in the State of Delaware on March 16, 2023;

(b) UCC Financing Statement #20232014040 filed by Corporation Service Company, as Representative and 36th Street Capital Partners LLC against SkyWater Technology Foundry, Inc. in the State of Delaware on March 16, 2023;

(c) UCC Financing Statement #20232014032 filed by Corporation Service Company, as Representative and 36th Street Capital Partners LLC against SkyWater Technology Foundry, Inc. in the State of Delaware on March 16, 2023; and

(d) UCC Financing Statement #20230978956 filed by AEL Financial, LLC against SkyWater Technology Foundry, Inc. in the State of Delaware on February 7, 2023, and assigned to Wells Fargo Equipment Finance, Inc. on February 10, 2023.

Section Four. Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants, as applicable, to Agent as follows:

(a) each Loan Party has the corporate, limited liability company or limited partnership power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, and documents to which it is a party and the transactions contemplated hereby and thereby;

(b) no consent of any Governmental Authority or any other Person is required in connection with the execution, delivery and performance by any Loan Party, or the validity or enforceability against any Loan Party, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party;

(c) this Amendment has been duly executed and delivered on behalf of each Loan Party, by its duly authorized officer, and constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

(d) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date hereof; and

(e) all of the representations and warranties contained in the Loan Agreement continue to be true and correct in all material respects as of the date hereof (after giving effect to this Amendment), as if repeated as of the date hereof (other than any representation or warranty that (i) specifically relates to an earlier date, in which case such representation or warranty shall be true and correct as of such date, or (ii) is qualified by materiality, in which case such representation or warranty shall be true and correct as of the date hereof).

Section Five. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date here.

Section Six. General Provisions.

(a) Except as herein expressly amended, each of the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b) All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to “this Agreement,” “hereof,” “herein,” or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

(c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

(e) This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without regard to conflict of law principles (except sections 5-1401 and 5-1402 of the New York general obligation law). Further, the law of the State of New York shall apply to all disputes or controversies arising out of or connected to or with this agreement and all such other loan documents without regard to conflict of law principles (except sections 5-1401 and 5-1402 of the New York general obligation law).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

AGENT:	SIENA LENDING GROUP LLC

	By:	/s/ Andrew Hausspiegel
	Name:	Andrew Hausspiegel
	Title:	Authorized Signatory

	By:	/s/ Todd Eubanks
	Name:	Todd Eubanks
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

LENDERS:	SIENA LENDING GROUP LLC

	By:	/s/ Andrew Hausspiegel
	Name:	Andrew Hausspiegel
	Title:	Authorized Signatory

	By:	/s/ Todd Eubanks
	Name:	Todd Eubanks
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

GRC SPV INVESTMENTS, LLC

By:	/s/ Kathleen M. Auda
Name:	Kathleen M. Auda
Its:	Chief Risk Officer

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

BORROWERS:	SKYWATER TECHNOLOGY FOUNDRY, INC.

	By:	/s/ Stephen Manko
	Name:	Stephen Manko
	Its:	Chief Financial Officer and Treasurer

SKYWATER FEDERAL, LLC

	By:	/s/ Brad Ferguson
	Name:	Brad Ferguson
	Its:	Chief Executive Officer, President and
Treasurer

SKYWATER FLORIDA, INC.

	By:	/s/ Stephen Manko
	Name:	Stephen Manko
	Its:	Chief Financial Officer and Treasurer

GUARANTOR:	SKYWATER TECHNOLOGY, INC.

	By:	/s/ Stephen Manko
	Name:	Stephen Manko
	Its:	Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

ANNEX A

TO

AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT

Amended Loan Agreement

(See attached.)

~~Execution Version~~EXHIBIT A

TO AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

Dated as of December 28, 2022 (as amended November 19, 2024)

among

SIENA LENDING GROUP LLC,

as Agent,

SIENA LENDING GROUP LLC,

GRC SPV INVESTMENTS, LLC,

and the other financial institutions party hereto from time to time,

as Lenders

SKYWATER TECHNOLOGY FOUNDRY, INC.,

SKYWATER FEDERAL, LLC,

SKYWATER FLORIDA, INC.,

and each other Person that becomes a Borrower from time to time,

as Borrowers,

and

SKYWATER TECHNOLOGY, INC.,

and each other Person that becomes a Guarantor from time to time,

as Guarantors

Loan and Security Agreement

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Loan and Security Agreement

5.7	Commercial Tort Claims	25
5.8	Jurisdiction of Organization; Location of Collateral	25
5.9	Financial Statements and Reports; Solvency	25
5.10	Tax Returns and Payments; Pension Contributions	25
5.11	Compliance with Laws; Intellectual Property; Licenses	26
5.12	Litigation	28
5.13	Use of Proceeds	28
5.14	Insurance	28
5.15	Financial, Collateral and Other Reporting / Notices	29
5.16	Litigation Cooperation	30
5.17	Maintenance of Collateral, Etc.	31
5.18	Material Contracts	31
5.19	No Default	31
5.20	No Material Adverse Change	31
5.21	Full Disclosure	31
5.22	Sensitive Payments	31
5.23	Parent	31
5.24	Oxbow Lease and Oxbow Loan Agreement	32
5.25	Negative Covenants	32
5.26	Financial Covenants	35
5.27	Employee and Labor Matters	35
5.28	Post-Closing Matters	35

6. LIMITATION OF LIABILITY AND INDEMNITY		36

6.1	Limitation of Liability	36
6.2	Indemnity/Currency Indemnity	36

7. EVENTS OF DEFAULT AND REMEDIES		37

7.1	Events of Default	37
7.2	Remedies with Respect to Lending Commitments/Acceleration/Etc.	39
7.3	Remedies with Respect to Collateral	39

8. LOAN GUARANTY		44

8.1	Guaranty	44
8.2	Guaranty of Payment	44
8.3	No Discharge or Diminishment of Loan Guaranty	44
8.4	Defenses Waived	45
8.5	Rights of Subrogation	45
8.6	Reinstatement; Stay of Acceleration	45
8.7	Information	46
8.8	Termination	46
8.9	Maximum Liability	46
8.10	Contribution	46
8.11	Liability Cumulative	47

9. PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		47

9.1	Taxes	47

10. GENERAL PROVISIONS		50

10.1	Notices	50
10.2	Severability	52

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Loan and Security Agreement

10.3	Integration	52
10.4	Waivers	52
10.5	Amendment	53
10.6	Time of Essence	54
10.7	Expenses, Fee and Costs Reimbursement	54
10.8	Benefit of Agreement; Assignability; Servicer	55
10.9	Recordation of Assignment	58
10.10	Participations	59
10.11	Headings; Construction	59
10.12	USA PATRIOT Act Notification	59
10.13	Counterparts; Email Signatures	59
10.14	GOVERNING LAW	59
10.15	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	60
10.16	Publication	60
10.17	Confidentiality	60
10.18	Borrowing Agency Provisions	61
10.19	Agent Provisions	62
10.20	Settlements; Payments	67
10.21	Defaulting Lender	68
10.22	Erroneous Payments	70

Information Certificate(s)
Schedule A	Description of Certain Terms
Schedule B	Definitions
Schedule C	[Reserved]
Schedule D	Reporting
Schedule E	Financial Covenants
~~Schedule F~~	~~Lender Notice Information~~
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Monthly Financial Model
Exhibit H	Form of Assignment and Acceptance
Exhibit I-1	Form of U.S. Tax Compliance Certificate
Exhibit I-2	Form of U.S. Tax Compliance Certificate
Exhibit I-3	Form of U.S. Tax Compliance Certificate

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of December 28, 2022 among Siena Lending Group LLC (“Siena”), as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”), Siena, GRC SPV Investments, LLC (“GRC”; and together with Siena and the other lenders from time to time party hereto, and their respective successors and permitted assigns, collectively, the “Lenders” and each individual, a “Lender”), SkyWater Technology Foundry, Inc., a Delaware corporation (“SkyWater Foundry”), SkyWater Federal, LLC, a Wyoming limited liability company (“SkyWater Federal”), SkyWater Florida, Inc., a Delaware corporation company (“SkyWater Florida”; and together with SkyWater Foundry, SkyWater Federal and any other Person who from time to time becomes a borrower hereunder, collectively, the “Borrowers” and each individually, a “Borrower”), SkyWater Technology, Inc., a Delaware corporation (“Parent”; and together with each of the Affiliates of the Borrowers signatory to this Agreement from time to time as guarantors, collectively, the “Guarantors” and each individually, a “Guarantor”). The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1.	LOANS AND LETTERS OF CREDIT.

1.1 Amount of Loans / Letters of Credit.

(a) Revolving Loans and Letters of Credit. Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, each Lender with a Revolving Loan Commitment shall (severally, not jointly and severally), from time to time prior to the Maturity Date, at Borrowing Agent’s request, (i) make revolving loans to Borrowers (“Revolving Loans”), and (ii) make, or cause or permit a Participant (as defined in Section 10.10) to make, letters of credit (“Letters of Credit”) available to Borrowers in an amount not to exceed such Lender’s Pro Rata Share of such Revolving Loans and/or Letters of Credit; provided, that after giving effect to each such Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount, minus Reserves and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans will be exceeded. All Revolving Loans shall be made, and repayable, in Dollars.

(b) ~~Deemed Allocation of Revolving Loans. Notwithstanding anything to the contrary contained in this Section 1.1 or otherwise in this Agreement, on any date of determination, (i) all outstanding Revolving Loans (other than Protective Advances) shall first be deemed to be Revolving Equipment Loans as of such date, up to the Revolving Equipment Loans Limit, and (ii) Revolving Loans outstanding as of such date that are in excess of the then existing Revolving Equipment Loans Limit shall be deemed to be Revolving Working Capital Loans, and (iii) all payments at any time received by Agent shall be first deemed to be applied to the outstanding Revolving Working Capital Loans until repaid in full, then to the Revolving Equipment Loans outstanding. For the avoidance of doubt, Protective Advances shall be deemed to be Revolving Working Capital Loans.~~[Reserved].

(c) Facility Increase. On or after the date that is six (6) months after the Closing Date (the “Increase Period Commencement Date”) and prior to the date that is six (6) months before the Maturity Date, Borrowing Agent may, from time to time, request in writing that Agent and Lenders increase the Maximum Revolving Facility Amount (each a “Facility Increase”) and increase the Equipment Sublimit (each a “Equipment Sublimit Increase”), and the Maximum Revolving Facility Amount and Equipment Sublimit Increase shall be so increased, subject to the following terms and conditions:

(i) each Lender shall have received credit approval for, and shall have confirmed its agreement to provide, such Facility Increase pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase;

(ii) the effective date of such increase (the “Increase Effective Date”) shall be no earlier than Increase Period Commencement Date;

(iii) immediately before and after giving effect to such Facility Increase on the Increase Effective Date, there shall exist no Default or Event of Default;

(iv) after giving effect to such Facility Increase, the Maximum Revolving Facility Amount shall not exceed $~~130,000,000~~160,000,000;

(v) after giving effect to such Equipment Sublimit Increase, the Equipment Sublimit shall not exceed $80,000,000;

(vi) no single Facility Increase or Equipment Sublimit Increase shall be for an amount less than $5,000,000 or an integral multiple thereof;

(vii) each Lender’s Revolving Loan Commitment shall be increased consistent with its Pro Rata Share;

(viii) Borrowing Agent shall deliver to Lender on or before the Increase Effective Date the following documents in form and substance reasonably satisfactory to Agent and the Lenders: (i) certifications of corporate secretary of each Loan Party with attached resolutions certifying that the increase in the Maximum Revolving Facility Amount has been authorized by each Loan Party’s board of directors or equivalent, (ii) a certificate dated as of the Increase Effective Date certifying that (A) immediately before and after giving effect to such Facility Increase on the Increase Effective Date, there shall exist no Default or Event of Default and (B) that the representations and warranties made by Loan Parties herein and in the other Loan Documents are true and complete with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case it shall be true and correct as of such date) and (iii) such other agreements, instruments and information, including supplements or modifications to this Agreement and/or the other Loan Documents executed by the applicable Loan Parties as Agent reasonably deems necessary in order to document such Facility Increase and to protect, preserve and continue the perfection and priority of the Liens, security interests, rights and remedies of Agent hereunder and under the other Loan Documents in light of such increase; and

(ix) on the Increase Effective Date, Borrowers shall pay (x) all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by Lender and Borrowers in connection with such increase and (y) a Loan Increase Fee set forth in the Fee Letter, which fee shall be deemed to be fully earned and payable as of the Increase Effective Date.

1.2 Reserves re Revolving Loans / Letters of Credit. Agent may from time to time establish and revise reserves against the Borrowing Base and/or the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its Permitted Discretion (“Reserves”); provided that, the amount of any Reserves established by Agent shall have a reasonable relationship to the event, condition, other circumstance or fact that is the basis for such Reserve. To the extent that an event, condition or circumstance as to any eligible asset has been addressed pursuant to the treatment thereof within the applicable definition of such terms, Agent shall not also establish a duplicative Reserve to address the same event, condition or circumstance. Such Reserves shall be available for Borrowing Agent to view in Passport 6.0 simultaneously with the imposition thereof; provided, that, unless an Event of Default has occurred and is continuing, Agent shall provide email notice advising Borrowing Agent of such Reserves two (2) Business Days prior to the imposition of such Reserves (during which period (x) Agent shall be available to discuss any such proposed Reserves with the Borrowing Agent to afford the Borrowing Agent an opportunity to take such action as may be required so that the event, condition or circumstance that is the basis for such Reserve no longer exists in the manner and to the extent satisfactory to the Agent in its Permitted Discretion and (y) Borrowers may not obtain any new Revolving Loan or Letter of Credit to the extent that, after giving pro forma effect to such proposed Reserves, such Revolving Loan or Letter of Credit would cause the outstanding balance of all Revolving Loans and the Letter of Credit Balance to exceed the lesser of (a) the Maximum Revolving Facility Amount minus Reserves and (b) the Borrowing Base). Without limiting the foregoing, references to Reserves shall include the Dilution Reserve. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate any Lender to make advances to pay such liability or otherwise obligate any Lender with respect thereto.

1.3 Protective Advances. Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent is hereby authorized by Borrowers at any time during the existence of a Default or an Event of Default, regardless of (a) whether any of the other applicable conditions precedent set forth in Section 1.6 hereof have not been satisfied or the commitment of Lenders to make Loans hereunder has been terminated for any reason, or (b) any other contrary provision of this Agreement, to make Revolving Loans to, or for the benefit of, Borrowers that Agent, in its sole discretion, deems necessary or desirable) (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement (the “Protective Advances”). Agent shall endeavor to provide written notice to Borrowers of any such Protective Advance simultaneously with the making thereof, but Agent shall have no liability for failure to provide any such notice. Any contrary provision of this Agreement or any other Loan Document notwithstanding, Agent may direct the proceeds of any Protective Advance to Borrowers or to such other Person as Agent determines in its sole discretion. All Protective Advances shall be payable promptly (but in no event later than 2 Business Days) upon demand.

1.4 Notice of Borrowing; Manner of Revolving Loan Borrowing. Borrowing Agent shall request each Revolving Loan by an Authorized Officer submitting such request via Passport 6.0 (or, if requested by Agent, by delivering, in writing or via an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a “Notice of Borrowing”). Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Agent shall, except as provided in Section 1.3, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrowers at a bank in the United States of America as Borrowing Agent may specify (provided that such account must be one identified on Section 39 of the Information Certificate(s) and approved by Agent as an account to be used for funding of loan proceeds) by wire transfer of immediately available funds (a) on the same day if the Notice of Borrowing is received by Agent on or before 11:00 a.m. Eastern Time on a Business Day, or (b) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 11:00 a.m. Eastern Time on a Business Day, or is received by Agent on any day that is not a Business Day. Agent shall charge the Agent’s usual and customary fees for the wire transfer of each Loan. The Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Revolving Loans (or other extension of credit) hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.5 Other Provisions Applicable to Letters of Credit. Lenders (acting through Agent) shall, on the terms and conditions set forth in this Agreement (including the terms and conditions set forth in Section 1.1 and Section 1.6), make Letters of Credit available to Borrowers either by issuing them, or by causing other financial institutions to issue them supported by Lenders’ guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit. Notwithstanding anything in this Agreement, the parties agree upon request of ~~Borrower~~Borrowing Agent and consent of the Required Lenders that in connection with Lenders’ option (acting through Agent) to make Letters of Credit available to Borrowers by causing other financial institutions (an “Issuing Bank”) to issue Letters of Credit, Agent may cause or permit any Participant under this Agreement to cause other financial institutions to issue such Letters of Credit and thereafter (a) all such Letters of Credit shall be treated for all purposes under this Agreement as if such Letters of Credit were requested by Borrowing Agent and made available by Lenders in accordance with their Pro Rata Share, (b) such Participant’s support of such Letters of Credit in the form of a guaranty or indemnification shall be treated as if such support had been made by Lenders in accordance with their Pro Rata Share, (c) Borrowers hereby unconditionally and irrevocably, jointly and severally agree to pay to Agent for the benefit of Lenders in accordance with their Pro Rata Share the amount of each payment or disbursement made by such Participant or the applicable issuer under any such Letter of Credit honoring any demand for payment thereunder upon demand in accordance with the reimbursement provisions of this Section 1.5 and agrees that such reimbursement obligations of Borrowers constitute Obligations under this Agreement, and (d) any and all amounts paid by such Participant or the applicable issuer in respect of any such Letter of Credit will, at the election of Agent, be treated for all purposes as a Revolving Loan, and be payable, in the same manner as a Revolving Loan. Borrowers agree to execute all documentation reasonably required by Agent and/or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrowers hereby unconditionally and irrevocably, jointly and severally agree to reimburse Lenders and/or the applicable issuer for each payment or disbursement made by Lenders and/or the applicable issuer under any Letter of Credit honoring any demand for payment made thereunder, in each case on the date that such payment or disbursement is made. Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (w) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (x) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, any Lender, any Participant, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (y) any lack of validity, sufficiency or genuineness of any document which Agent or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Any and all amounts paid by Agent and/or Lenders and any Participant in respect of a Letter of Credit will, at the election of Agent, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.

1.6 Conditions of Making the Loans and Issuing Letters of Credit. Each Lender’s obligation to make any Loan or issue or cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent and Lenders (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent) as of each day that such Loan is made or such Letter of Credit is issued, as applicable:

(a) Loans and Letters of Credit Made and/or Issued on the Closing Date: With respect to Loans made, and/or Letters of Credit issued, on the Closing Date, (i) each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Agent and the applicable Lender shall have completed their respective business and legal due diligence pertaining to the Loan Parties, their respective businesses and assets, with results thereof satisfactory to Agent and such Lender in its sole discretion; (iii) such Lender’s obligations and commitments under this Agreement shall have been approved by such Lender’s credit committee; (iv) after giving effect to such Loans and Letters of Credit, as well as to the payment of all trade payables older than sixty (60) days past due and the consummation of all transactions contemplated hereby to occur on the Closing Date, closing costs and any book overdraft, Liquidity shall be no less than $20,000,000; and (v) Borrowers shall have paid to Agent and Lenders, as applicable, all fees due on the date hereof, and shall have paid or reimbursed Agent and Lenders, as applicable, for all of Agent’s and any Lender’s costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrowers hereby irrevocably authorize Agent to charge such fees, costs, charges and expenses as Revolving Loans); and

(b) All Loans and/or Letters of Credit: With respect to Loans made and/or Letters of Credit issued, on the Closing Date and/or at any time thereafter, in addition to the conditions specified in clause (a) above as applicable, (i) Borrowers shall have provided to Agent such information as Agent may require in order to determine the Borrowing Base, as of such borrowing or issue date, after giving effect to such Loans and/or Letters of Credit, as applicable; (ii) each applicable Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such further agreements, instruments, documents, proxies and certificates as Agent may require in connection therewith; (iii) each of the representations and warranties set forth in this Agreement, the Information Certificate(s) and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date such Loan is made and/or such Letter of Credit is issued (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date), both before and after giving effect thereto; and (iv) no Default or Event of Default shall be in existence, both before and after giving effect thereto.

(c) Capex Loans. With respect to Capex Loans issued, on the Amendment No. 1 Effective Date and/or at any time thereafter, in addition to the conditions specified in clauses (a) and (b) above as applicable,

(i) no Capex Loan shall be issued if after giving effect to the issuance of such proposed Capex Loan, the aggregate amount of all Capex Loans would exceed the Capex Sublimit;

(ii) each Capex Loan issued shall be in a principal amount not less than $5,000,000 or the remaining availability of the Capex Sublimit (if less);

(iii) any principal amounts repaid in respect of the Capex Loans may not be reborrowed;

(iv) the proceeds of each Capex Loan shall be used solely to reimburse Borrowers for the cash payments previously paid by Borrowers for the purchase price for the Eligible New Equipment specified in the Capex Loan Request applicable to such Capex Loan; provided, that no Capex Loan Request shall include any Eligible New Equipment that supports any other Capex Loan, except for additional progress payments for a particular piece of Eligible New Equipment,

(v) a single Capex Loan may be used to reimburse Borrowers for the purchase price of one or more items constituting Eligible New Equipment specified in the Capex Loan Request required to be delivered to Agent.

(vi) Agent shall have received from Borrowers not less than five (5) Business Days and not more than 45 days prior written notice of the proposed Capex Loan (each such notice being a “Capex Loan Request”), which notice shall specify and include the following, to the extent available (provided that information not available as of the date of the Capex Loan Request will be provided as soon as possible, but in no event later than, on or prior to the date of the applicable Capex Loan):

(A) the proposed date and amount of the Capex Loan,

(B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be reasonably requested by Agent),

(C) the Hard Costs and total purchase price for such Eligible New Equipment (and the terms of payment of such purchase price),

(D) an itemized invoice from the applicable manufacturer or seller (to include the purchase price of the Eligible New Equipment, installation costs and taxes for such Equipment),

(E) a signed bill of lading or similar documentation evidencing the delivery of such Eligible New Equipment to a location of Borrowers,

(F) evidence satisfactory to Agent of the delivery and installation of such Eligible New Equipment,

(G) [reserved],

(H) [reserved], and

(I) such other information and documents as Agent may from time to time reasonably request with respect thereto.

1.7 Repayments.

(a) Revolving Loans/Letters of Credit. If at any time for any reason whatsoever (including without limitation as a result of currency fluctuations) (i) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (x) the Maximum Revolving Facility Amount, minus Reserves and (y) the Borrowing Base, or (ii) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then in each case, Borrowers will promptly (but in no event later than 2 Business Days) and jointly and severally pay to Agent (for the ratable benefit of the Lenders) such amounts (or, with respect to the Letter of Credit Balance, provide cash collateral to Agent in the manner set forth in clause (c) below) as shall cause Borrowers to eliminate such excess (such excess, an “Overadvance”).

(b) Maturity Date Payments / Cash Collateral. All remaining outstanding monetary Obligations (including all accrued and unpaid fees described in the Fee Letter) shall be payable in full on the Maturity Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrowers shall provide to Agent cash collateral in an amount equal to 103% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Agent.

(c) Currency Due. If, notwithstanding the terms of this Agreement or any other Loan Document, Agent receives any payment from or on behalf of Borrowers or any other Person in a currency other than the Currency Due, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the Currency Due at exchange rate selected by Agent, and so long as no Event of Default shall be continuing in consultation with the Borrowing Agent, in the manner contemplated by Section 6.2(b) and Borrowers shall jointly and severally reimburse Agent on demand for all reasonable costs they incur with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

1.8 Prepayments / Voluntary Termination / Application of Prepayments.

(a) Certain Mandatory Prepayment Events. Borrowers shall be required to prepay the unpaid principal balance of the Loans within five (5) Business Days following the date of each and every Prepayment Event (and within five (5) Business Days following any date thereafter on which proceeds pertaining thereto are received by any Loan Party), in each case without any demand or notice from Agent or any other Person, all of which is hereby expressly waived by Borrowers, in the amount of 100% of the proceeds (net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to such Prepayment Event; provided, that with respect to a Prepayment Event of the type described in ~~clause~~clauses (a) or (b) of the definition of Prepayment Event, so long as no Default or Event of Default exists, to the extent that the proceeds received by such Person as a result of such Prepayment Event do not exceed $500,000 in the aggregate during any Fiscal Year and are actually applied within 180 days of such receipt to (x) replace the property or assets subject to such Prepayment Event with property and/or assets performing the same or similar functions or (y) repair, replace or reconstruct property and or assets damaged by such Prepayment Event, such proceeds shall not be required to prepay the Loans pursuant to this Section 1.8(a) (pending such reinvestment such proceeds shall be held in a Blocked Account; provided to the extent such proceeds are not reinvested within such 180 day period, or any Default or Event of Default occurs during such period, Agent shall apply such proceeds as a prepayment of the Loans as provided in this Section 1.8(a)); provided further, that solely in respect of any proceeds, other than proceeds from a sale or disposition of any assets included in the Borrowing Base (such assets, “Non-Borrowing Base Proceeds”), if the Borrowers enter into a legally binding commitment to invest Non-Borrowing Base Proceeds within such 180 day period, the Borrowers may so invest such Non-Borrowing Base Proceeds within 180 days of the date of entry into such legally binding commitment. Each such prepayment due to a Prepayment Event of the type described in clause (a) or (d) of the definition thereof shall be subject to the Early Payment/Termination Premium, if applicable, in the amount specified in the Fee Letter.

(b) Voluntary Termination of Loan Facilities. Borrowers may, on at least ten (10) days prior and irrevocable written notice received by Agent, permanently terminate the Loan facilities by repaying all of the outstanding Obligations (such dated of repayment, the “Voluntary Termination Date”), including all principal, interest and fees with respect to the Revolving Loans, and an Early Payment/Termination Premium in the amount specified in the paragraph under the heading “Early Termination Fee” in the Fee Letter; the foregoing notwithstanding, a Borrower may rescind such notice if it states that the proposed payment in full of the Obligations is to be made with the proceeds of third party Indebtedness and if the closing for such Indebtedness does not happen on or before the date of the proposed termination set forth in such notice (in which case, a new notice shall be required to be sent in connection with any subsequent termination). If, on the date of a voluntary termination pursuant to this Section 1.8(b), there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrowers shall provide to Agent cash collateral in an amount equal to 103% of the Letter of Credit Balance to secure all of the Obligations (including estimated documented attorneys’ fees and other expenses, which shall be reasonable prior to an Event of Default) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Agent. From and after such Voluntary Termination Date, Lenders shall have no obligation whatsoever to extend any additional Loans or Letters of Credit and all of their lending commitments hereunder shall be terminated.

~~(c) Revolving Equipment Loans. If at any time the aggregate amount of outstanding Revolving Equipment Loans exceeds the Revolving Equipment Loans Limit, the Borrowers shall be deemed to have repaid such excess with Revolving Working Capital Loans up to the amount that would not cause an Overadvance (such amount, the “Deemed Working Capital Conversion”). Any amount in excess of the Deemed Working Capital Conversion shall be an Overadvance and shall be repaid in cash in accordance with Section 1.7(a).~~

1.9 Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Loan Party or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document).

(b) If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects Agent or any Lender to Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes), or (B) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or Letter of Credit or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, Borrowers shall promptly and jointly and severally pay to Agent or such Lender, when notified to do so by Agent or such Lender (together with a certificate provided by Agent or such Lender setting forth in reasonable detail the amount necessary to compensate such Lender or Agent), any additional amounts necessary to compensate Agent or such Lender, on an after tax basis, for such additional cost or reduced amount as determined by Agent or such Lender; provided that Borrowers shall not be required to compensate Agent or any Lender for any increased costs or reductions incurred more than 180 days before the date that Agent or such Lender, as the case may be, notifies Borrowers of such change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such increased costs is retroactive, then the 180 day period referred to above shall be extended to indicate the period of retroactive effect thereof. Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Agent or any Lender to Borrowing Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

1.10 Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations

1.11 Independent Obligations. The Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make the Revolving Loans (or other extension of credit) hereunder, nor shall any commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

1.12 Revolving Loans by Agent and Settlement Among Lenders.

(a) Agent, on behalf of the Lenders, shall disburse all Loans and other advances to the Borrowing Agent and shall handle all collections of Collateral and repayment of all Obligations. If Agent elects to require that any Lender make funds available to Agent, prior to a disbursement by Agent to Borrowing Agent, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender’s Pro Rata Share of the Revolving Loan requested by Borrowers no later than noon (Eastern time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender’s Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to Agent’s Account, or such other account as may be identified in writing by Agent to Lenders from time to time; provided, that no Lender shall have an obligation to make any Revolving Loan, if (i) one or more of the applicable conditions precedent set forth in Section 1.6 will not be satisfied on the requested date for the applicable Revolving Loan unless such condition has been waived hereof, or (ii) the requested Revolving Loan would exceed the Excess Availability on such requested date for the applicable Revolving Loan. It is understood that for purposes of advances to the Borrowing Agent and for purposes of this Section 1.12, unless Agent has made the election referred to in the immediately preceding sentence, Agent will be using the funds of Agent, and pending settlement, all interest accruing on such advances shall be payable to Agent

(b) Unless Agent shall have been notified in writing by any Lender prior to any advance to the Borrowing Agent that such Lender will not make the amount which would constitute its Pro Rata Share of the borrowing on such date available to Agent, Agent may assume that such Lender shall make such amount available to Agent on a Settlement Date, and in reliance upon such assumption, Agent may make available to the Borrowing Agent a corresponding amount. A certificate of Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender’s Pro Rata Share of such borrowing is not in fact made available to Agent by such Lender on the Settlement Date, Agent shall be entitled to recover from the Borrowers, on demand, such Lender’s Pro Rata Share of such borrowing, together with interest thereon (for the account of Agent) at the rate per annum applicable to such borrowing, without prejudice to any rights which Agent may have against such Lender under Section 10.19 hereof. Nothing contained herein shall be deemed to obligate Agent to make available to the Borrowers the full amount of a requested advance when Agent has any notice (written or otherwise) that any of the Lenders will not advance its Pro Rata Share thereof.

(c) On each Settlement Date, Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have advanced their respective Pro Rata Share of all outstanding Revolving Loans. Each Lender’s obligation to make the settlements pursuant to this Section 1.12(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which any such Lender or Borrower may have against Agent, the other the Borrowers, any other Lender or any other person, (w) the occurrence or continuance of a Default or Event of Default, (x) any adverse change in the condition (financial or otherwise) of the Borrowers, or any of them, (y) any breach of this Agreement or any other Loan Document by the Borrowers, or any of them, or any other Lender or (z) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1 Interest.

(a) All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Schedule A, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of such Loan in accordance with Section 1.8, and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall, at the option of Required Lenders and upon written notice to Borrowing Agent, bear interest at a rate per annum equal to two (2) percentage points in excess of the rate otherwise applicable thereto (the “Default Rate”), which Default Rate may be applied retroactive to the first date of the applicable Event of Default, and all such interest shall be payable on demand. Changes in the interest rate shall be effective as of the date of any change in the Base Rate or Term SOFR, as applicable. Subject to the terms and conditions set forth herein, Loans shall bear interest at Term SOFR or, following issuance by Borrowing Agent of the related Interest Rate Election Notice or under the circumstances set forth in Section 2.1(d), the Base Rate; provided, that (i) Borrowers may, upon five (5) Business Days’ written notice to Agent, elect that all outstanding Loans and Obligations shall bear interest at Term SOFR, or if Borrowers have previously elected that all Loans shall bear interest at Term SOFR, Borrowers may, upon five (5) Business Days’ written notice to Agent, elect that all outstanding Loans and Obligations shall bear interest at the Base Rate (the notices described in this clause (i) are referred to herein as an “Interest Rate Election Notice”), (ii) Borrowers may not deliver more than two Interest Rate Election Notices in any fiscal year, and (iii) any election for all Loans and Obligations to bear interest at Term SOFR (or the Base Rate) shall only be effective upon the first day of the month after delivery of an Interest Rate Election Notice.

(b) Any Term SOFR Loans shall bear interest at Term SOFR for a period commencing on the first day of a calendar month and ending on the last day of such calendar month (the “Interest Period”) unless and until converted to Loans bearing interest at the Base Rate in accordance with Section 2.1(a), 2.1(c), Section 2.1(d) or Section 2.1(e) below.

(c) Term SOFR may be adjusted by Agent on a prospective basis (provided that Agent is making such adjustment for all similarly situated borrowers) to take into account any increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable interest period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of maintaining loans under this Agreement bearing interest based upon Term SOFR. In any such event, Agent shall give Borrowers notice of such a determination and adjustment and, upon its receipt of the notice from Agent, Borrowers may, by notice to Agent (A) require Agent to furnish to Borrowers a statement setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment or (B) repay the portion of the Loans bearing interest based upon Term SOFR with respect to which such adjustment is made. Upon any such repayment, Borrowers shall also pay accrued interest on the amount so repaid, together with any additional amounts required pursuant to the Fee Letter.

(d) If Agent determines that any law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for Agent or its applicable lending office to maintain any Loan with interest determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by Agent to Borrowers, any obligation of Agent to maintain any Term SOFR Loan shall be suspended until Agent notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrowers shall, upon demand from Agent, convert the Term SOFR Loans to loans bearing interest at the Base Rate, either on the last day of the applicable Interest Period, if Agent may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if Agent may not lawfully continue to maintain such Term SOFR Loans until Agent determines that it is no longer illegal for Agent to determine or charge interest rates based upon Term SOFR. Upon any such conversion, Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to the Fee Letter

(e) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Section 2.1(d) above, if Agent or the Required Lenders determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), that:

(i) adequate and reasonable means do not exist for ascertaining Term SOFR for any interest period because Term SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the SOFR Administrator or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which Term SOFR shall no longer be made available, or used for determining the interest rate of loans; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to Lender, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.1(e), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR;

then, reasonably promptly after such determination by Agent or Required Lenders, Agent may amend this Agreement to replace Term SOFR with (A) the Base Rate, or (B) if administratively feasible and acceptable to Agent (and if no Event of Default shall be continuing, after consultation with Borrower) to (1) one or more other SOFR-Based Rates or (2) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks (such as the margin applicable thereto) which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”; and any such proposed rate, a “Term SOFR Successor Rate”). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to Lenders. Such Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. If no Term SOFR Successor Rate has been determined and the circumstances under clause (e)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrowers. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Period). Upon receipt of such notice, Borrowers may revoke any pending request for a borrowing of Term SOFR Loans (to the extent of the affected Term SOFR Loans or interest period) or, failing that, will be deemed to have converted such request into a request for a Loans bearing interest at the Base Rate in the amount specified therein. In connection with the implementation of a Term SOFR Successor Rate, Agent will have the right to make Term SOFR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Term SOFR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

Anything to the contrary contained herein notwithstanding, Lender is not required actually to match fund any Obligation as to which interest accrues based on Term SOFR.

2.2 Fees. Borrowers shall jointly and severally pay to Agent, for its own benefit or the benefit of Lenders as indicated in the Fee Letter, the fees set forth in the Fee Letter, in each case on the dates set forth therein, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent or any Lender under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4 Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans and the Letters of Credit Balance, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrowing Agent with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrowing Agent on Passport 6.0. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrowing Agent notifies Agent in writing to the contrary within thirty (30) days after such account is rendered, describing the nature of any alleged errors or omissions. However, Agent’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Agent to issuers of Letters of Credit) may, in Agent’s discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

2.5 Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the applicable Loan to which such Obligations relate and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Agent, for the benefit of Lenders, exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent, for the benefit of Lenders, has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby collaterally assigns to Agent, for the benefit of Lenders, and grants to Agent, for the benefit of Lenders, a continuing security interest in all property of such Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts (whether or not Eligible Billed Accounts or Eligible Unbilled Accounts) and all Goods whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of such Loan Party as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims listed in Section 40 of the Information

Certificate(s); (i) all Supporting Obligations; (j) any other property of such Loan Party now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent or any Participant with any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such Loan Party’s books and records relating to any of the foregoing and to such Loan Party’s business. Notwithstanding the foregoing, no Loan Party shall pledge, and the Collateral shall not include, (i) Equipment or other property owned by any Loan Party on the date hereof or hereafter acquired that is subject to a Lien securing capitalized leases and purchase money Indebtedness permitted to be incurred pursuant to clause (a) of the definition of Permitted Liens to the extent and for so long as the documentation providing for such capitalized leases and purchase money Indebtedness prohibits the creation of a Lien on such assets (other than to the extent that any such term or prohibition would be rendered ineffective after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code)), (ii) any United States intent-to-use trademark applications to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law or would result in the loss by such Loan Party of any material rights therein, (iii) assets and property (including any contracts, instruments, chattel paper or any permit or license issued by a Governmental Authority) to the extent such assets and property are subject to a term or a rule of law, statute or regulation, order or any applicable requirement of or with any Governmental Authority that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Loan Party) to, the creation, attachment or perfection of the security interest granted herein, or that would cause or result in the termination thereof or a default thereunder enabling such other Person to enforce any remedy with respect thereto, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, that with respect to any such limitation described in the foregoing clauses (i) and (iii) (1) upon the request of Agent, such Loan Party shall use commercially reasonable efforts to obtain any requisite consent for the creation of such Lien in favor of Lender on such property, (2) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and such Loan Party shall be deemed to have granted a Lien on such property under the applicable Loan Documents as if such restriction had never been in effect; and (3) notwithstanding any such restriction, the Collateral shall, to the extent such restriction does not by its terms apply thereto and such rights and proceeds do not otherwise constitute Excluded Collateral, include all rights incident or appurtenant to any such property, and the right to receive all proceeds derived from, or in connection with the sale, assignment or transfer of, such property; (iv) any permit or license or any Contractual Obligation held or entered into by any Loan Party (A) that prohibits or requires the consent of any Person other than any Loan Party and its Affiliates which has not been obtained as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock related thereto, (B) to the extent that any applicable law prohibits the creation of a Lien thereon, or (C) to the extent that creation by such Loan Party of a Lien thereon would result in the abandonment, invalidation or unenforceability of any material right of such Loan Party therein or cause a material breach or termination pursuant to the terms of, or a material default under, such permit, license or Contractual Obligation, but only, with respect to the prohibition in (A), (B) and (C), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law; (v) equipment owned by any Loan Party that is subject to a purchase money Lien or a Capital Lease permitted under this Agreement (1) if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than any Loan Party and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, (2) to the extent that any applicable law prohibits the creation of a Lien thereon or (3) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such agreement or related

Contractual Obligations, but only, with respect to the prohibition, required consent or legally enforceable right to terminate in (1), (2), or (3), to the extent, and for so long as, such prohibition, consent or right is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law; (vi) those assets as to which Agent reasonably ~~agree~~agrees that the cost, burden, difficulty or consequence of obtaining or perfecting such a security interest outweighs the benefit to Agent and the Lenders of the security to be afforded thereby; (viii) all pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the UCC or other applicable law); (ix) the Equity Interests of any Excluded Subsidiary; and (x) Excluded Equipment (collectively, “Excluded Collateral”).

3.2 Possessory Collateral. Promptly, but in any event no later than ten (10) Business Days after any Loan Party’s receipt of any portion of the Collateral evidence by an agreement, Instrument or Tangible Chattel Paper, in each case with a value in excess of $500,000, and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party’s behalf.

3.3 Further Assurances.

(a) Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary after the Closing Date, within thirty (30) days after such event (or such later date as permitted by Agent in its sole discretion) (i) cause such new Subsidiary to become a Loan Party and to grant Agent, for the benefit of Lenders, a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than assets constituting Excluded Collateral), (ii) provide, or cause the applicable Loan Party to provide, to Agent, for the benefit of Lenders, a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (iii) provide to Agent all other documentation as it may reasonably require, including one or more opinions of counsel reasonably satisfactory to Agent if Agent reasonably determines such opinion of counsel is required, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all real property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 3.3 shall constitute a Loan Document.

(b) Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue to be perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent, for the benefit of Lenders, in any (i) real property acquired by any Loan Party with a fair market value in excess of $1,000,000 individually and in the aggregate for all such real property, and (ii) titled Collateral (in which perfection of a security interest required notation of a certificate of title) with a value in the aggregate for all such Collateral in excess of $750,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

(c) Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent shall deem reasonably necessary in order to (i) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (ii) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent, for the benefit of Lenders, in all Collateral (wherever located) from time to time owned by the Loan Parties, (iii) cause each Loan Party to guarantee all of the Obligations, all pursuant to documentation that is in form and substance satisfactory to Agent in its Permitted Discretion and (iv) facilitate the collection of the Collateral. Without limiting the foregoing, subject to the terms of this Agreement, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may request from time to time to perfect, protect, and maintain Agent’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

3.4 UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit, or communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the debtor and Agent as the secured party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect.

3.5 Release of Liens on Excluded Equipment. So long as no Event of Default shall have occurred and be continuing, or result therefrom, the Loan Parties may, from time to time, request that Equipment (other than Eligible Equipment) be deemed Excluded Collateral (such approved Equipment, the “Excluded Equipment”). Agent shall take all actions reasonably necessary to terminate its Liens on such Excluded Equipment. For purposes of this Agreement on the Closing Date, the piece of Equipment identified as the Axcelis Technologies Purion ION Implanter, Medium Current on the Machinery and Equipment Appraisal Report dated effective as of October 12, 2022 shall be Excluded Equipment.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1 Lock Boxes and Blocked Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Section 39 of the Information Certificate(s), which description includes for each such account the name of the Loan Party maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, no Loan Party shall open any new Deposit Accounts or any other depositary or other accounts without the prior written consent of Agent and without updating Section 39 of the Information Certificate(s) to reflect such Deposit Accounts or other accounts, as applicable. No Deposit Accounts or other accounts of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 39 of the Information Certificate(s) as being a

Restricted Account (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party will, at its expense, establish (and revise from time to time as Agent may require in its Permitted Discretion) procedures acceptable to Agent, in Agent’s Permitted Discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Agent either in the name of such Loan Party (but as to which Agent has exclusive access) or, at Agent’s option, in the name of Agent (a “Lock Box”), and/or (b) depositing all Collections received by such Loan Party into one or more bank accounts maintained in the name of such Loan Party (but as to which Agent has exclusive access) ~~or, at Agent’s option, in the name of Agent~~ (each, a “Blocked Account”), under an arrangement acceptable to Agent with a depository bank acceptable to Agent, pursuant to which all funds deposited into each Blocked Account are to be transferred to Agent in such manner, and with such frequency, as Agent shall specify, and/or (c) a combination of the foregoing. Each Loan Party agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance acceptable to Agent, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. At the request of Agent, each Loan Party shall provide Agent with online read-only access to such Loan Party’s Deposit Accounts and maintain such access in effect for Agent throughout the term of this Agreement and until all Obligations have been paid in full, all in a manner acceptable to Agent in its Permitted Discretion. Prior to the Closing Date, Borrowing Agent shall deliver to Agent a complete and executed Authorized Accounts form regarding Borrowers’ operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto. Notwithstanding the foregoing, in respect of SkyWater Federal’s deposit account maintained at Wells Fargo Bank, National Association (account number ending in 8669), such account shall be subject to a springing control agreement in favor of Agent, for the benefits of the Lenders (such account, the “Federal-Wells Account”). Borrowers shall maintain no more than $1,000,000 in the Federal-Wells Account for more than two (2) consecutive Business Days and shall direct the funds in excess of such $1,000,000 to an account subject to a control agreement in favor of Agent.

4.2 Application of Payments. ~~Subject to Section 1.1(b),~~ All amounts paid to or received by Agent or any Lender in respect of the monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party pursuant to such other Loan Party’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by Borrowing Agent with respect to any particular payment (unless an Event of Default shall then be continuing, in which event Agent may disregard Borrowing Agent’s direction), be applied by Agent to the Obligations in such order as Agent may elect, and absent such election shall be applied as follows:

(a) FIRST, to reimburse Agent for all fees and out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement and/or any of the other Loan Documents,

(b) SECOND, to any accrued but unpaid interest on any Protective Advances,

(c) THIRD, to the outstanding principal of any Protective Advances,

(d) FOURTH, ratably to reimburse each Lender for all fees and out-of-pocket costs and expenses, and all indemnified losses, incurred by each Lender which are reimbursable to such Lender in accordance with this Agreement and/or any of the other Loan Documents,

(e) FIFTH, ratably to any unpaid accrued interest on the Obligations,

(f) SIXTH, ratably to the outstanding principal of the Obligations, and, to the extent required by this Agreement, to cash collateralize the Letter of Credit Balance, and

(g) SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent or any Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto. For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Agent’s receipt of an advice from Agent’s Bank (set forth in Section 5 of Schedule A) that such items have been credited to Agent’s account at Agent’s Bank (or upon Agent’s deposit thereof at Agent’s Bank in the case of payments received by Agent in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Agent three Business Days after Agent’s receipt of advice of deposit thereof at Agent’s Bank.

4.3 Notification; Verification. Agent or its designee may, from time to time, (a) whether or not a Default or Event of Default has occurred, verify in the name of the applicable Loan Party, directly with the Account Debtors of the Loan Parties the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by means of mail, telephone or otherwise; provided that if an Event of Default shall be continuing, Agent may make such verification in the name of the applicable Loan Party or Agent or such other name as Agent may choose, and (b) at any time during the continuance of an Event of Default, (i) notify Account Debtors of the Loan Parties that Agent has a security interest in the Accounts of the Loan Parties, (ii) require any Loan Party to cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Agent, to reflect Agent’s security interest therein and payment instructions acceptable to Agent, (iii) direct such Account Debtors to make payment thereof directly to Agent; such notification to be sent on the letterhead of such Loan Party and substantially in the form of Exhibit E annexed hereto; and (iv) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so). Each Loan Party hereby authorizes Account Debtors, during the continuance of an Event of Default to make payments directly to Agent in accordance with the terms hereof and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party endorse all items of payment received by Agent that are payable to such Loan Party for the purposes described above.

4.4 Power of Attorney.

Each Loan Party hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent’s option (and solely with respect to any actions taken by Agent under Section 4.4(a) below, in the exercise of its Permitted Discretion), but without obligation, with or without notice to such Loan Party, and at such Loan Party’s expense, to do any or all of the following, in such Loan Party’s name or otherwise:

(a) (i) execute on behalf of such Loan Party any documents that Agent may deem reasonably necessary in order to perfect, protect and maintain Agent’s security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate); (ii) endorse such Loan Party’s name on all checks and other forms of remittances received by Agent; (iii) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; (iv) endorse or assign to Agent on such Loan Party’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by

Borrowers pursuant to Section 3.2; and (v) receive, open and process all mail addressed to such Loan Party at any post office box/lockbox maintained by Agent for such Loan Party or at any other business premises of Agent with Collections to be promptly transferred to the Blocked Account and any mail unrelated to Collections to be promptly remitted to such Loan Party along with copies of all other mail addressed to such Loan Party and received by Agent; and

(b) after the occurrence and during the continuance of an Event of Default and subject to the terms and conditions of Section 7 of this Agreement: (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Agent has an interest; (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien; (iii) except as otherwise provided in Section 4.3 hereof, execute on behalf of such Loan Party any notice to any Account Debtor; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document; (viii) change the address for delivery of such Loan Party’s mail; (ix) vote any right or interest with respect to any Investment Property; (x) instruct any Account Debtor to make all payments due to such Loan Party directly to Agent; (xi) pay any sums required on account of such Loan Party’s taxes or to secure the release of any Liens therefor; and (xii) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees incurred, by Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time. Each Loan Party agrees that Agent’s rights under the foregoing power of attorney and/or any of Agent’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent is in control of the business, management or properties of such Loan Party.

4.5 Disputes. Each Loan Party shall promptly notify Agent of all disputes or claims relating to its Accounts and Chattel Paper, the amount of which exceeds, individually or in the aggregate $750,000. Each Loan Party agrees that it will not, without Agent’s prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of Default) such Loan Party may take any of such actions in the ordinary course of its business consistent with past practices, provided, that Borrowers promptly report the same to Agent.

4.6 Inventory.

(a) Returns. No Loan Party will accept returns of any Inventory from any Account Debtor except in the ordinary course of its business. In the event the value of returned Inventory in any one calendar month exceeds $~~75,000~~300,000 (collectively for all Loan Parties), Borrowers will promptly (and in any event within three (3) Business Days) notify Agent (which notice shall specify the value of all such returned Inventory, the reasons for such returns, and the locations and the condition of such returned Inventory).

(b) Sale or Return, etc. No Loan Party will, without Agent’s prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.

(c) Fair Labor Standards Act. Each Loan Party represents and warrants, and covenants that at all times, that all of the Inventory of each Loan Party has been, in the past five years, at all times will be, produced only in accordance in all material respects with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

4.7 Access to Collateral, Books and Records. At reasonable times during business hours (and prior to the occurrence and continuance of an Event of Default, following reasonable advance notice), Agent and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party’s books and records. Each Loan Party agrees to give Agent access to any or all of such Loan Party’s, and each of its Subsidiaries’, premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense and the charge therefor shall be $1,500 per person per day (or such higher amount as shall represent Agent’s then current standard charge, provided that Agent is making such adjustment for all similarly situated borrowers), plus out-of-pocket expenses; provided, that Borrowers shall only be required to reimburse Agent for up to ~~two~~one (~~2~~1) such ~~inspections and examinations~~inspection and examination in any Fiscal Year plus any additional inspections and examinations that are conducted during the existence of an Event of Default; provided, however, that if at any time during the first six (6) months of any Fiscal Year, the average outstanding balance of the Revolving Loans (calculated for any trailing sixty (60) day period) is greater than or equal to $60,000,000, then, during the last six months of such Fiscal Year, a second inspection and examination may be conducted at the expense of the Borrowers. Upon the occurrence and during the continuance of an Event of Default, Agent may, at Borrowers’ expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its sole discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and other financial professional third parties, and so long as no Event of Default shall have occurred and be continuing upon reasonable advance notice and with a copy to such Loan Party, to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties. Notwithstanding any of the foregoing, in no event shall the Loan Parties be required pursuant to the terms of this Section 4.7 to allow any such Person to inspect or examine, or be required to discuss, any records, documents or other information (i) that is prohibited or limited by applicable law, rule, regulation, contract or order of or with any Governmental Authority (it being understood that if any information is withheld in reliance on clause (i) the Borrowing Agent shall advise the Agent of such fact and the Loan Parties shall, following a reasonable request from the Agent, use commercially reasonable efforts to furnish the relevant information by alternative means that would not violate any such applicable law, rule, regulation, contract or order of or with any Governmental Authority, or (ii) that is subject to attorney-client privilege.

4.8 Appraisals. Each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. Such appraisals and valuations shall be at Borrowers’ expense; provided, that Borrowers shall not be obligated to reimburse Agent for the fees, costs and expenses of more than two (2) equipment appraisals (of which one (1) shall be a desk top appraisal) and ~~two~~one (~~2~~1)  equipment inventory ~~appraisals~~appraisal during any fiscal year (excluding any appraisals conducted prior to the Closing Date or in connection with an acquisition) unless an Event of Default has occurred.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Agent and Lenders to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranties that are already qualified by materiality in the text thereof) as of the date hereof and be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranties that are already qualified by materiality in the text thereof) as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be true and correct in all material respects as of such earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender, and (b) unless otherwise expressly stated herein, each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date.

5.1 Existence and Authority. Each Loan Party is duly organized, incorporated, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 3 of the Information Certificate(s)) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 15 of the Information Certificate(s)), except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party have been duly and validly authorized, do not violate such Loan Party’s Organic Documents, or any law or any material agreement or instrument to which such Loan Party is a party or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person other than consents or approvals that have been obtained and that are still in force and effect. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents, other than government approvals, consents or authorizations that have been obtained and are still in force and effect and except for government approvals, consents or authorizations with respect to the Collateral to be made, or otherwise delivered to Agent for filing and recordation, as of the Closing Date. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against each of the Loan Parties who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 18 of the Information Certificate(s) sets forth the ownership of each Borrower. Section 20 of the Information Certificate(s) sets forth the ownership of each of Borrowers’ Subsidiaries.

5.2 Names; Trade Names and Styles. The name of each Loan Party set forth in Section 1 of each Information Certificate(s) is its correct and complete legal name as of the date hereof, no Loan Party has used any other name at any time in the past five years, or at any time will use any other name, in any tax filing made in any jurisdiction. Listed in Section 8 of the Information Certificate(s) are all prior names used by each Loan Party at any time in the five years preceding the Closing Date. Listed in Section 7 of the Information Certificate(s) are all of the present and prior trade names used by any Loan Party at any time in the past five years. Borrowers shall give Agent at least thirty (30) days’ prior written notice (and will deliver an updated Section 7 or Section 8 of the Information Certificate(s), as applicable, to reflect the same) before it or any other Loan Party changes its legal name or does business under any other name.

5.3 Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Upon the consummation of the transactions contemplated hereby and the filing of an appropriate financing statement in each Loan Party’s jurisdiction of incorporation or formation, Agent now will have, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, for the benefit of Lenders, and each Loan Party will at all times defend Agent and each Lender and the Collateral against all claims of others, other than Permitted Liens which by operation of law take priority over Lender’s Lien. ~~None of the Collateral which is Equipment is, or will at any time, be affixed to any real property that is not subject to a Mortgage in favor of Agent in such a manner, or with such intent, as to become a fixture.~~ All locations leased by the Loan Parties as of the Closing Date are identified in Sections 27-32 of the Information Certificate. The Loan Parties shall use commercially reasonable efforts to deliver to Agent a landlord’s waiver in form and substance satisfactory to Agent for any leased or subleased locations that serve as the Loan Parties’ respective headquarters facilities (other than the headquarters of SkyWater Florida to the extent the books and records of such Borrower can be accessed from a location that is subject to a landlord waiver in favor of Agent) or any location where Collateral in excess of $250,000 is located at any such location or $750,000 in the aggregate for all such locations. Except for warehouses as to which Borrowers shall use commercially reasonable efforts to deliver to Agent a warehouseman’s waiver in form and substance satisfactory to Agent, no Loan Party is or will at any time be a bailor of any Goods at any warehouse or otherwise. Prior to causing or permitting any Collateral to at any time be located upon premises other than the locations listed in Sections 27-32 of the Information Certificate(s) (other than inventory or equipment in transit, out for repair, equipment customarily used to transport people or goods, and equipment in possession of employees or customers in the ordinary course of business), in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrowers shall give Agent no less than thirty (30) days written notice thereof and, the applicable Loan Party shall use commercially reasonable efforts to cause each such third party to execute and deliver to Agent, in form and substance reasonably acceptable to Agent, such waivers, collateral access agreements, and subordinations as Agent shall specify, so as to, among other things, ensure that Agent’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Agent has access to such Collateral. Each applicable Loan Party will keep at all times in full force and effect, and will comply in all material respects at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

5.4 Accounts, Chattel Paper and Equipment.

(a) As of each date reported by Borrowers, all Accounts which Borrowers have then reported to Agent as then being Eligible Billed Accounts or Eligible Unbilled Accounts, as the case may be, comply in all material respects with the criteria for eligibility set forth in the definitions of Eligible Billed Accounts or Eligible Unbilled Accounts, respectively. All such Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrowers in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations in all material respects.

(b) As of each date reported by Borrowers, all Inventory which Borrowers have then reported to Agent as then being Eligible Inventory complies in all respects with the criteria for eligibility set forth in the definition of Eligible Inventory.

(c) As of each date reported by Borrowers, all Equipment which Borrowers have then reported to Agent as then being Eligible Equipment complies in all respects with the criteria for eligibility set forth in the definition of Eligible Equipment.

5.5 Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper with an individual or aggregate value in excess of $500,000, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.6 Capitalization; Investment Property.

(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any Equity Interests of any other Person except as set forth in Sections 20 and 41 of the Information Certificate(s), which such Sections of the Information Certificate(s) list all Investment Property owned by each Loan Party, except in each case for Permitted Investments.

(b) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

(c) The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each Issuer owned by such Loan Party.

(d) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(e) To the extent practicable, each Loan Party has caused each Issuer to amend or to otherwise modify its Organic Documents, books, records, and related agreements, documents, and instruments, as applicable, to reflect the rights and interests of Agent and Lenders hereunder, and to the extent required to enable and empower Agent and Lenders to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(f) Each Loan Party will take any and all actions required or reasonably requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent’s exclusive control over such Investment Property and take such other actions as Agent may request to perfect Agent’s security interest in any Investment Property. For purposes of this Section 5.6, Agent shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Agent (with all appropriate endorsements); (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party, and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.

(g) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(h) No Loan Party shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any Equity Interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer; provided, however, this clause (h) shall not prohibit Parent from issuing common stock through the Nasdaq stock exchange.

(i) No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Agent’s Lien on any of the Investment Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(j) In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7 Commercial Tort Claims. No Loan Party has any Commercial Tort Claims with a claimed value in excess of $500,000 pending other than those listed in Section 40 of the Information Certificate(s), and each Loan Party shall promptly (but in any case no later than ten (10) Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a value in excess of $500,000 after the date hereof against any third party. Such notice shall constitute such Loan Party’s authorization to amend such Section 40 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 40 to include such Commercial Tort Claim.

5.8 Jurisdiction of Organization; Location of Collateral. Sections 14 and 27-32 of the Information Certificate(s) set forth (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party is kept (other than inventory or equipment in transit, out for repair, equipment customarily used to transport people or goods, and equipment in possession of employees or customers in the ordinary course of business), and (c) whether each such Collateral location and/or place of business (including each Loan Party’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 27-32 of the Information Certificate(s). Each Loan Party will give Agent at least thirty (30) days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business or changing its chief executive office or the location of its books and records and such notice shall constitute such Loan Party’s authorization to amend the applicable section of the Information Certificate of such Loan Party and such section shall automatically be deemed to be so amended upon the date specified therefor in the notice provided by such Loan Party to Agent hereunder.

5.9 Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Agent or any Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP in all material respects and fairly reflect the financial condition of each Loan Party and its Subsidiaries covered thereby, at the times and for the periods therein stated.

(b) As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan or Letter of Credit is made or issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of the Loan Parties taken as a whole, exceeds the aggregate liabilities and Indebtedness of the Loan Parties, taken as a whole (including contingent liabilities), (ii) the Loan Parties, taken as a whole, are solvent and able to pay their debts as they come due, (iii) the Loan Parties, taken as a whole, have sufficient capital to carry on their business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law, and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

5.10 Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all federal and other material tax returns and tax-related reports required by applicable law, has timely paid all material applicable Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (a) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings related to contested taxes are in excess of $100,000; (c) posts bonds or takes any other commercially reasonable steps required to keep the contested taxes from becoming a Lien upon any of the Collateral, in the event that such contested taxes are in excess of $100,000; and (d) maintains adequate reserves therefor in conformity with GAAP. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party or any ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $500,000 on any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $500,000. No ERISA Event has occurred, and no Loan Party or any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $500,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party or any ERISA Affiliate in excess of $500,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; no Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party or ERISA Affiliate in excess of $500,000. No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $500,000. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $500,000.

5.11 Compliance with Laws; Intellectual Property; Licenses.

(a) Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership, use or operations of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters.

(b) No Loan Party has received written notice of default or violation, nor is any Loan Party in default or violation, with respect to any material judgment, order, writ, injunction, decree or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law. No Loan Party or any real property owned, leased by any Loan Party is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any hazardous materials or an environmental release (as that term is defined under environmental and health and safety laws) at, on, or under any real property currently leased or owned by a Loan Party nor is a Loan Party liable for any environmental release identified or under investigation at, on or under any real property previously owned, leased or used by a Loan Party. No Loan Party has any contingent liability with respect to any environmental release, environmental pollution or hazardous material on any real property now or previously owned or leased by it.

(c) No Loan Party owns any Intellectual Property, except as set forth in Sections 34-36 of the Information Certificate(s). Except as set forth in Section 37of the Information Certificate(s), none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional Intellectual Property acquired or arising after the Closing Date and shall submit to Agent a supplement to Sections 34-36 of the Information Certificate(s) to reflect such additional rights (provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party shall execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein). Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has any knowledge that, or has received any written notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d) Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and its ownership, use and operation of any real property, and all such licenses and permits, necessary for the operation of the business are valid and will remain and in full force and effect except to the extent that the failure to maintain any such license or permit would not reasonably be expected to have a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

(e) In addition to and without limiting the generality of clause (a) above, (i) comply in all material respects with applicable provisions of ERISA and the IRC with respect to all Plans, (ii) without the prior written consent of Agent, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course), (iii) allow any facts or circumstances to exist with respect to one or more Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (iv) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax, fiduciary liability or correction obligation under ERISA or the IRC, (v) operate each Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC), and (vi) furnish to Agent upon Agent’s written request such additional information about any Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension

Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (y) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC and of ERISA, and (z) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to ERISA.

5.12 Litigation. Section 50 of the Information Certificate(s) discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party’s knowledge) threatened against any Loan Party as of the Closing Date. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which would reasonably be expected to result, either separately or in the aggregate, in liability in excess of $1,000,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

5.13 Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by Borrowers solely (a) to repay certain Indebtedness owing by Loan Parties on the Closing Date, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (c) for Borrowers’ working capital purposes and capital expenditures and (d) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.

5.14 Insurance.

(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as are customary for similarly situated companies and reasonably acceptable to Agent, and upon Agent’s request Borrowers will provide Agent with evidence satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 49 of the Information Certificate(s). Each property insurance policy shall name Agent as lender loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Agent, each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ prior written notice to Agent (or ten (10) days in the case of cancellation for non-payment of premium), and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrowers shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment that is adverse to Agent and Lenders with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment that is adverse to Agent and Lenders of any of such policies, and Borrowers shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.

(b) Borrowers shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14. Borrowers shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall reasonably request. If any Loan Party fails to provide Agent with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Agent may purchase insurance required by this Agreement at Borrowers’ expense. This insurance may, but need not, protect any Loan Party’s interests.

5.15 Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. Each Loan Party will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is acceptable to Agent the following items (the items to be provided under this Section 5.15 shall be delivered to Agent by posting on Passport 6.0 (or, if requested by Agent, by another form of Approved Electronic Communication or in writing)).

(a) Annual Financial Statements. Not later than one hundred twenty (120) days after the close of each Fiscal Year, unqualified (other than as a result of an impending maturity of the Obligations within 12 months of the date such report is delivered), audited financial statements of Parent as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated basis, audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent but reasonably acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Borrowing Agent shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 5.26, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(b) Interim Financial Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of each Fiscal Year, (i) the Monthly Financial Model and (ii) unaudited interim financial statements of Parent as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated basis, certified by an Authorized Officer of Borrowing Agent as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of Parent for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrowing Agent shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 5.26, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(c) Borrowing Base / Collateral Reports / Insurance Certificates / Information Certificate(s) / Other Items. The items described on Schedule D hereto by the respective dates set forth therein.

(d) Projections, Etc. Not later than sixty (60) days after the end of each Fiscal Year, quarterly business projections for the following Fiscal Year for Parent on a consolidated basis with the Loan Parties, which projections shall include for each such period, profit and loss projections, balance sheet projections, income statement projections (which income statement projections shall be monthly) and cash flow projections, together with appropriate supporting details and a statement of underlying assumptions used in preparing such projections;

(e) Shareholder Reports, Etc. To the extent the following are not publicly available on the website of a Loan Party or on the website of the Securities and Exchange Commission (“SEC”), promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the SEC or any Governmental Authority which may be substituted therefor;

(f) ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event; and

(g) Tax Returns. Upon request from Agent, each federal and state income tax return filed by any Loan Party promptly, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h) Notification of Certain Changes. Borrowers will promptly (and in no case later than the earlier of (i) five (5) Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Agent in writing of: (i) the occurrence of any Default or Event of Default, (ii) ~~the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect~~[reserved], (iii) any change in any Loan Party’s Senior Officers or directors, (iv) any investigation, action, suit, proceeding or claim (or any development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any Senior Officer or director of a Loan Party in such Person’s capacity as such, the Collateral or which could reasonably be expected to have a Material Adverse Effect, (v) any violation or asserted violation of any applicable law (including OSHA or any environmental laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect or otherwise result in material liability to any Loan Party, (vi) any other event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in a Material Adverse Effect, (vii) any actual ~~or alleged~~ breaches of any Material Contract or termination or written threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party, and (viii) any change in any Loan Party’s certified accountant. In the event of each such notice under this Section 5.15(h), Borrowers shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i) Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party’s business or financial condition or results of operations.

5.16 Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Agent or any Lender, make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that Agent may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding. Notwithstanding any of the foregoing, in no event shall the Loan Parties be required pursuant to the terms of this Section 5.16 to allow any such Person to inspect or examine, or be required to discuss, any records, documents or other information (i) disclosure to Agent or Lenders is prohibited or limited by applicable law, rule, regulation, agreement, or order of or with any Governmental Authority (it being understood that if any information is withheld in reliance on clause (i) the Borrowing Agent shall advise the Agent of such fact and the Loan Parties shall, following a reasonable request from the Agent, use commercially reasonable efforts to furnish the relevant information by alternative means that would not violate any such applicable law, or (ii) that is subject to attorney-client privilege.

5.17 Maintenance of Collateral, Etc. Each Loan Party will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.

5.18 Material Contracts. Except as expressly disclosed in Section 53 of the Information Certificate(s), no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (a “Material Contract”).

5.19 No Default. No Default or Event of Default has occurred and is continuing.

5.20 No Material Adverse Change. Since December 31, ~~2021~~2023, there has been no Material Adverse Effect.

5.21 Full Disclosure. No written report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of their respective Affiliates to Agent or any Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect any Loan Party uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Agent or any Lender, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22 Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23 Parent. Parent does not and shall not at any time (a) engage in any business activities other than ~~serving as a passive holding company for Borrowers~~(i) activities incidental to the maintenance of its existence and legal, financial and accounting matters in connection therewith (ii) ownership of the Equity Interests of the Borrowers and investments in the Borrowers and other assets with an aggregate fair market value not exceeding $750,000, (iii) activities relating to the performance of obligations under the Loan Documents to which it is a party, (iv) any branding-related marketing activities, (v) issuing, selling and redeeming its own Equity Interests, (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Equity Interests, (vii) receiving, and holding proceeds of, distributions from the Borrowers and distributing the proceeds thereof to the extent permitted in Section 5.25(i) and (viii) as necessary to consummate any Permitted Investments, (b) have any material assets other than the outstanding shares of Equity Interests issued by Borrowers, (c) have any Subsidiaries other than those set forth in Section 20 the Information Certificate(s), or (d) have any material liabilities other than the Obligations.

5.24 Oxbow Lease and Oxbow Loan Agreement.

(a) Upon the Agent’s request, the Loan Parties will furnish to the Agent (i) confirmation that SkyWater is not in default under the terms of the Oxbow Lease and (ii) confirmation that, to the knowledge of the Loan Parties after reasonable inquiry, Oxbow Realty Partners, LLC is not in default under the terms of the Oxbow Loan Agreement, in each case in form and substance reasonably satisfactory to the Agent;

(b) Promptly after obtaining knowledge thereof, the Loan Parties shall notify the Agent in writing of (i) the receipt of any written notices under or amendments to the Oxbow Loan Agreement which are relevant to the Additional Rent (as defined therein) or other obligations of SkyWater under the Oxbow Lease, including any notice of default, (ii) the failure by SkyWater to make any payment to Oxbow Realty Partners, LLC under the Oxbow Lease, and (iii) the failure by Oxbow Realty Partners, LLC to make any payment to Citi Real Estate Funding Inc. under the Oxbow Loan Agreement; and

(c) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make any prepayments (whether by voluntary prepayments, setoff or otherwise) in respect of the obligations owing by any Loan Party to Oxbow Realty Partners, LLC under the Oxbow Lease.

5.25 Negative Covenants. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, without Agent’s prior written consent:

(a) merge or consolidate with another Person, except that a Loan Party may merge or consolidate with another Loan Party so long as (i) in connection with any merger or consolidation to which a Borrower is a party, such Borrower must be the surviving entity of merger or consolidation, (ii) in connection with any merger or consolidation between a Loan Party and any of its Subsidiaries which is not a Loan Party, such Loan Party must be the surviving entity of merger or consolidation, and (iii) such Loan Party shall deliver to Agent all of the relevant agreements, documents and instruments evidencing such merger or consolidation;

(b) acquire any assets except in the ordinary course of business and as otherwise expressly permitted by this Agreement;

(c) enter into any transaction outside the ordinary course of business that is not expressly permitted by this Agreement;

(d) sell, transfer, return, or dispose of any Collateral or other assets with an aggregate value in excess of $100,000 in any calendar month, other than:

(i) the sale by Loan Parties of Inventory in the ordinary course of its business,

(ii) any sale, lease, transfer or other disposition by a Loan Party to any other Loan Party in the ordinary course of business and not otherwise prohibited by this Agreement,

(iii) any sale, disposition, or transfer of obsolete, worn-out or unneeded Equipment, and dispositions of property no longer used or useful in the conduct of the business of the Loan Parties and their Subsidiaries, so long as the proceeds of such sale, disposition or transfer are applied to repay the Loans in accordance with Section 1.8(a) of this Agreement,

(iv) any sale, lease, transfer or other disposition constituting a Permitted Investment, ~~and~~

(v) dispositions and transfers of cash and cash equivalents in the ordinary course of business and not in violation of this Agreement;

(vi) the abandonment of intellectual property that, in the reasonable business judgment of the applicable Loan Party, is no longer economically practicable to maintain or useful in the ordinary course of business;

(vii) the non-exclusive licensing of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business, which is not materially detrimental to the interests of the Lenders (including any security interest granted pursuant to the Loan Documents);

(viii) leases, subleases, licenses and sublicenses of real or personal property in the ordinary course of business, which are not materially detrimental to the interests of the Lenders (including any security interest granted pursuant to the Loan Documents); ~~and~~

(ix) the disposal of returned Inventory in the ordinary course of business; and

(~~ix~~x) ~~so long as no Event of Default~~ shall have occurred and be continuing dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of any property or asset of any Loan Party;

(e) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; provided, that (i) Borrowers may make loans and investments in their respective wholly-owned domestic Subsidiaries that are Loan Parties, (ii) a Loan Party may make loans to, and investments in, another Loan Party, (iii) a Loan Party may acquire Permitted Investments, (iv) a Loan Party may receive minority investments in Persons given to such Loan Party by such Person in exchange for services provided by the applicable Loan Party, (v) a Loan Party may make loans not involving the transfer of cash or cash equivalents to officers, directors, employees or consultants of such Loan Party for the purchase of equity interests, or rights to acquire equity interests, issued for compensatory purposes; (vi) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (vii) investments consisting of endorsements for collection or deposit in the ordinary course of business; (viii) subject to Section 4.1, investments on deposit and investment accounts opened in the ordinary course of business with financial institutions; and (ix) investments held by a Person acquired in an acquisition permitted by this Agreement to the extent that such investments were not made in contemplation of or in connection with such acquisition and were in existence on the date of such acquisition.

(f) incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(g) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Agent to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(h) guaranty or otherwise become liable with respect to the obligations of any Person other than (i) the Obligations and (ii) guarantees in respect of Permitted Indebtedness;

(i) pay or declare any dividends or other distributions on any Loan Party’s Equity Interests (except for dividends payable solely in capital stock or other Equity Interests of such Loan Party and dividends and distributions to Borrowers); provided, that, notwithstanding the foregoing, so long as no Default or Event of Default exists or would result therefrom, each Borrower may make quarterly distributions to its members to permit such members to pay estimated federal and state income taxes then required to be made by such members as a result of being taxed on all or a portion of such Borrower’s net income, as a result of such Borrower being a limited liability company (“Permitted Tax Distributions”); provided, further, that, prior to paying any such distribution, Borrowers shall provide Agent with a statement and supporting documentation showing how the amount of such distributions was calculated and the same shall be subject to Agent’s approval in its Permitted Discretion, prior to the making of any such distribution. When the applicable Borrower’s fiscal year-end financial statements have been completed, if the amount of Permitted Tax Distributions so paid to such Borrower’s members during such year exceeds the amount of the federal and state income tax payable by them as a result of their being taxed on all or a portion of such Borrower’s net income, then such Borrower shall cause such members to make cash capital contributions to such Borrower in an amount equal to the excess within ten (10) days after the amounts thereof have been determined, and in the event any of such Borrower’s members are entitled to a tax refund as a result of losses incurred by such Borrower, such Borrower shall cause such members to make cash capital contributions to such Borrower in an amount equal to such refunds within ten (10) days after their receipt of the same;

(j) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party’s Equity Interests except that Parent may purchase or acquire from an officer, employee, consultant, and director its Equity Interests or warrants, rights or options to acquire such Equity Interest in connection with the termination of employment or engagement of any such Person up to $500,000 in the aggregate in any fiscal year;

(k) dissolve or elect to dissolve;

(l) engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(m) pay any principal or other amount on any Indebtedness that is contractually subordinated to the Obligations in violation of the applicable subordination or intercreditor agreement or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than the Obligations in accordance with this Agreement;

(n) enter into any transaction or perform obligations under any transaction with an Affiliate other than (i) transactions between or among Loan Parties expressly permitted by this Agreement, (ii) transactions on arms-length terms in the ordinary course of business in a manner consistent with past practices, and (iii) listed in Section 21 of the Information Certificate as of the Closing Date or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(o) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

(p) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, except for such amendments or other modifications required by applicable law or that are not adverse to Agent or Lenders, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Agent no less than five (5) Business Days prior to being effectuated;

(q) enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired;

(r) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to Borrowers, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Borrowers, except customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens; or

(s) (i) divide or enter into any plan of division pursuant to section 18-217 of the Delaware Limited Liability Company Act or any similar stature or provision under any applicable law or otherwise, (ii) dispose of any property through a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law or (iii) make any payment or distribution pursuant to a plan of division under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

5.26 Financial Covenants. Each Loan Party shall comply with the Financial Covenants described on Schedule E.

5.27 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a Material Adverse Effect, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, or (c) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.28 Post-Closing Matters. Loan Parties shall execute and deliver the documents and take such actions (or cause such actions to be taken by other Persons) as are set forth in the section labeled “Post Closing Deliverables and Covenants” on Exhibit B, in each case, on or prior to the deadlines specified on Exhibit B (or such later dates as Agent may agree in its sole discretion).

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1 Limitation of Liability. In no circumstance will Agent, any Lender, any Participant, any of their respective successors and assigns, any of their respective Affiliates, or any of their respective directors, officers, employees, attorneys or agents (the “Released Parties”) be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

6.2 Indemnity/Currency Indemnity.

(a) Each Loan Party hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, losses, demands, obligations, actions, causes of action, fines, penalties, costs and expenses (including reasonable and documented attorneys’ fees and consultants’ fees), of every nature, character and description (including, without limitation, natural resources damages, property damage and claims for personal injury), which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including, without limitation, any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit, Agent, or any Lender) (and for this purpose any charges to Agent and/or any Lender by any issuer of Letters of Credit shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, including any breach of any covenant or representation or warranty relating to any environmental and health and safety laws or an environmental release, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

(b) If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 1.7(c)), then, to the extent permitted by law, conversion shall be made at the exchange rate reasonably selected by Agent on the Business Day before the day on which judgment is given (or for the purposes of Section 1.7(c), on the Business Day on which the payment was received by the Agent). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, each Loan Party shall to the extent permitted by law, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Loan Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) which the Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 1.7(c)) originally due to it, each Loan Party shall to the extent permitted by law jointly and severally indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) if any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect on the date made or deemed to have been made;

(b) if any Loan Party fails to pay to Agent or any Lender, (i) when due, any principal (including any repayment required pursuant to Section 1.7(a)) or interest payment required under this Agreement or any other Loan Document, or (ii) within three (3) Business Days when due, any other monetary Obligation;

(c) (1) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 4.1, 4.6, 4.7, 4.8, 5.2, 5.3, 5.13, 5.14, 5.15, 5.17, 5.25, 5.26 or 5.28 of this Agreement; or (2) if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 7.1(a), (b) or (c)(1), and the continuance of such default unremedied for a period of fifteen (15) Business Days; provided, that such fifteen (15) Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(d) if one or more judgments aggregating in excess of $500,000 is obtained against any Loan Party which remains unstayed for more than thirty (30) days or is enforced;

(e) any default with respect to any Indebtedness (other than the Obligations) of any Loan Party in a principal amount in excess of $500,000 if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f) [reserved];

(g) if any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) the commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and the same is not dismissed within sixty (60) days, or if an order for relief is entered against any Loan Party under any bankruptcy insolvency or other similar applicable law as now or hereafter in effect;

(i) the actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j) if any Loan Party makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who subordinated such Indebtedness or obligations to the Lenders attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(k) if there is any actual indictment or conviction of any Borrower, or any Guarantor under any criminal statute in each case related to a felony committed in the direct conduct of any Borrower’s, or such Guarantor’s business, as applicable, and the indictment remains unquashed or such legal process remains undismissed for a period of fifteen (15) days or more, unless the Agent, in its reasonable discretion, determines that the indictment is not material;

(l) if (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the voting Equity Interests of Parent, (b) during any period of 12 consecutive months, a majority of the members of the board of directors of Parent to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board, (c) any merger, consolidation or sale of substantially all of the property or assets of any Loan Party which a Loan Party is not the surviving entity; provided, that the sale by Parent of any Equity Interests of SkyWater Foundry shall be deemed a sale of substantially all of Parent’s assets, (d) Parent shall cease to directly own and control 100% of each class of the outstanding Equity Interests of SkyWater Foundry or SkyWater Florida, or (e) any Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Equity Interests of each Loan Party other than Parent. For purposes of this definition, “control of Borrower” shall mean the power, direct or indirect (x) to vote more than fifty percent 50% of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise;

(m) [reserved];

(n) if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, except as a result of any action taken by, or inaction or failure on the part of, Agent or failure by Agent to maintain possession of Collateral, or any Loan Party shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(o) if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(p) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(q) If (i) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business, (ii) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business, or (iii) there is a cessation of any material part of any Loan Party’s business for a material period of time.

7.2 Remedies with Respect to Lending Commitments/Acceleration/Etc. Upon the occurrence and during the continuance of an Event of Default Agent may, in Agent’s sole discretion, and Agent shall at the direction of Required Lenders (a) terminate all or any portion of its commitment to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party, and/or (b) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Early Payment/Termination Premium in the amount specified in the Fee Letter, and demand that the Letters of Credit be cash collateralized in the manner described in Section 1.7(b) and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand or other action by Agent or any Lender all of the Obligations (including without limitation the Early Payment/Termination Premium in the amount specified in the Fee Letter) shall promptly become due and payable whether or not payable on demand prior to such Event of Default.

7.3 Remedies with Respect to Collateral. Without limiting any rights or remedies Agent may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuance of an Event of Default:

(a) Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b) Collections; Modifications of Terms. Agent may but at the direction of Required Lenders shall (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c) Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral. Agent may take possession of the Collateral. Upon Agent’s request, each Loan Party shall assemble the Collateral and make it available to Agent at a place or places to be designated by Agent.

(e) Set-off; Sharing of Payments.

(i) Agent and each Lender may and without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent, any Lender or any Affiliate of Agent or any Lender, and/or (ii) any Indebtedness at any time owing by Agent, any Lender or any Affiliate of Agent or any Lender or any Participant in the Loans to or for the credit or the account of any Loan Party, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made; provided, that if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 10.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff

(ii) If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral, Proceeds or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 4.2 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (A) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (B) such Lender shall, to the fullest extent permitted by applicable requirements of law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent and Lenders to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant to this Section 7.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

(g) Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i) All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall upon notice to the relevant Loan Party and, at the election of Agent during the continuance of an Event of Default cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section 4.4 of this Agreement, (B) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof, and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law, or otherwise.

(ii) EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, EXERCISABLE SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) ALL OF THE OBLIGATIONS (OTHER THAN CONTINGENT INDEMNIFICATION OBLIGATIONS FOR WHICH NO CLAIM HAS BEEN ASSERTED) HAVE BEEN PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (Y) AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE AND DOCUMENTED ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY AGENT IN DEFENDING AND

ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.

(iii) In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Agent), are hereby revoked, and no subsequent proxies (other than to Agent) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times during the existence of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary, or other implied duties to any Loan Party, any Issuer, any Loan Party, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v) Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party under the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(h) Election of Remedies. Agent shall have the right in Agent’s sole discretion to determine which rights, security, Liens and/or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent’s other rights, security, Liens or remedies with respect to such Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document.

(i) Agent’s Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.

(j) Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent and such Lender may do in this regard, (ii) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshalling and exemption laws.

8.	LOAN GUARANTY.

8.1 Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and reasonable and documented out of pocket attorneys’ and paralegals’ fees and expenses paid or incurred by Agent or Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Guarantor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent or any Lender that extended any portion of the Obligations.

8.2 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require Agent or any Lender to sue or otherwise take action against any Borrower, any other Guarantor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Guarantor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Guarantor, or their assets or any resulting release or discharge of any obligation of any Borrower or any other Guarantor; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower, any other Guarantor, Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any other Guarantor, of the Obligations or any part thereof.

(c) Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Guarantor; (iv) any action or failure to act by Agent or any Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all of the Obligations).

8.4 Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Guarantor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Guarantor, other than the payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to it against any Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor under this Loan Guaranty except to the extent the Obligations have been fully and paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any other Guarantor or any security.

8.5 Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Borrower or any other Guarantor, or any Collateral, until the Termination Date.

8.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or any other Person, or otherwise, each Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent or any Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Obligations.

8.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither Agent nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

8.8 Termination. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender, (d) no payment by any Borrower, any other Guarantor, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment, by any Borrower or from any source other than a Guarantor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

8.9 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any federal or state corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of Agent and Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of Agent and Lenders hereunder, provided, that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

8.10 Contribution. In the event any Guarantor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Guarantor a “Paying Guarantor”), each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Parties hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Loan Parties from Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Obligations (up to such Guarantor’s Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of Agent, each Lender and the Loan Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11 Liability Cumulative. The liability of each Guarantor under this Section 8 is in addition to and shall be cumulative with all liabilities of each Guarantor to Agent and each Lender under this Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

9.1 Taxes.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(b) If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to clause (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or any Lender or other Recipient, Borrowers shall deliver to Agent or such Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such Lender or such other Recipient, as the case may be.

(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Without limiting the provisions of subsections (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, such Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by any Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrowers by such Recipient shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 9.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e) If Agent, any Lender or any Participant is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Agent and each Lender, as applicable shall deliver to Borrowers and each such Participant shall deliver to such Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrowers or such Lender granting the participation, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Agent and each Lender shall deliver to Borrowers and each Participant shall deliver to Agent and such Lender granting the participation, at the time or times prescribed by applicable laws or reasonably requested by the Borrowers or such Lender granting the participation, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction or such other reasonably requested information as will enable Borrowers or such Lender granting the participation, as the case may be, to determine (i) whether or not payments made hereunder or under any other Loan Document are subject to Taxes or information reporting requirements, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 9.1(e)(i), (ii) or (iii)) shall not be required if in the Lender’s or Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant (this provision shall be referred to as the “Lender Documentation Exception”).

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i) Each Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrowers (or such Lender granting a participation as applicable) on or about the date on which such Lender becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or such Lender granting such participation), executed copies of Internal Revenue Service Form W-9 (or any successor form), certifying that such Lender (or such Participant) is exempt from U.S. federal backup withholding tax;

(ii) Each Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrowers (and such Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Recipient becomes a lender (or such Participant is granted a participation) under this Agreement (and from time to time thereafter upon the reasonable request of Borrowers or such Lender granting such participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of Internal Revenue Service Form W-8ECI (or any successor form); (C) to the extent a Non-U.S. Recipient is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY (or any successor form) accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-1 or Exhibit I-2, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-3 on behalf of each such direct and indirect partner and all other required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrowers within the meaning of section 871(h)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN (or any successor form) or Form W-8BEN-E (or any successor form); and/or (E) executed copies of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers or any Lender granting a participation, to determine the withholding or deduction required to be made;

(iii) If a payment made to Agent or any Lender (or Participant) under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if Agent or such Lender (or such Participant) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Agent or such Lender (or such Participant) shall deliver to the Borrowers and such Lender granting such participation at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or such Lender granting such participation such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or such Lender granting such participation as may be necessary for the Borrowers and such Lender granting such participation to comply with their obligations under FATCA and to determine that such Lender or such Participant has complied with such Lender’s or such Participant’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(iv) If any form or certification previously delivered by any Lender (or any Participant) expires or becomes obsolete or inaccurate in any respect, such Lender (or any Participant) shall update such form or certification or promptly notify Borrowers (or such Lender granting a participation) of its legal inability to do so.

(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 9.1 (including by the payment of additional amounts pursuant to this Section 9.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 9.1(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 9.1(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 9.1(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. For purposes of this Section 9.1(f), all references to “refund” shall include the monetary benefit of a credit received in lieu of a refund of Taxes.

(g) Each party’s obligations under this Section 9.1 shall survive any assignment of rights by any Lender or any Participant and the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.	GENERAL PROVISIONS.

10.1 Notices.

(a) Notice by Approved Electronic Communications.

Agent, each of Lender and each of their Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to Passport 6.0. Each of the Loan Parties, Agent and each Lender hereby acknowledges and agrees that the use of Passport 6.0 and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent, each Lender and each of its Affiliates to transmit Approved Electronic Communications. Passport 6.0 and all Approved Electronic Communications shall be provided “as is” and “as available”. None of Agent, any Lender or any of their Affiliates or related persons warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent, any Lender or any of their Affiliates or related persons in connection with Passport 6.0 or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that neither Agent, nor any Lender has responsibility for maintaining or providing any equipment, software, services or any testing required in connection with Passport 6.0, any Approved Electronic Communication or otherwise required for Passport 6.0 or any Approved Electronic Communication.

Prior to the Closing Date, Borrowing Agent shall deliver to Agent a complete and executed Client User Form regarding Borrowing Agent’s use of Passport 6.0 in the form of Exhibit C annexed hereto.

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent, each Lender and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via Passport 6.0 or otherwise pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

Siena Lending Group LLC

9 W Broad Street, 5th floor, Suite 540

Stamford, Connecticut 06902

Attention: Steve Sanicola

Email: ssanicola@sienalending.com

with a copy to (which shall not constitute notice):

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Lawrence F. Flick II, Esq.

Email: flick@blankrome.com

If to any Lender, to the address set forth on Schedule ~~F~~A for such Lender.

If to Borrowers or any other Loan Party:

c/o Borrowing Agent

2401 East 86th Street

Bloomington, Minnesota 55425

Attention: Chief Financial Officer

Email: Steve.Manko@skywatertechnology.com

with a copy to (which shall not constitute notice):

Ballard Spahr LLP

80 South Eighth Street

Suite 2000

Minneapolis, Minnesota 55402

Attention: Mark C. Dietzen, Esq. and April Hamlin, Esq.

Email: dietzenm@ballardspahr.com and hamlina@ballardspahr.com or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2 Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party party hereto and thereto, Agent and Lenders and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4 Waivers. The failure of Agent or any Lender at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent or any Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or any Lender or any of their agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically cured pursuant to the terms of this

Agreement or waived in writing by an authorized officer of Agent and Required Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent or any Lender on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent or any Lender, unless expressly required by this Agreement or by applicable law and not waived hereunder, and notice of acceptance hereof.

10.5 Amendment.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Loan Parties, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrowers, do any of the following:

(i) increase or extend the Commitment of such Lender (or reinstate any Commitments previously terminated);

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to such Lender hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments pursuant to Sections 1.8(a) and 1.8(b) may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders);

(iii) reduce the principal of, or the rate of interest specified herein (it being agreed that waiver of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on the Loans of such Lender, or of any fees or other amounts payable hereunder or under any other Loan Document for such Lender;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend, modify or eliminate Section 1.6 or 5.28;

(vi) amend this Section 10.5 or, subject to the terms of this Agreement, the definition of Required Lenders, the definition of Pro Rata Share or any provision providing for consent or other action by all Lenders;

(vii) discharge any Loan Party from its respective payment Obligations under the Loan Documents, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents; or

(viii) amend or modify Section 4.2;

(ix) it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi), (vii) and (viii).

(b) No amendment, waiver or consent shall, unless in writing and signed by Agent, and the Required Lenders or all Lenders directly affected thereby or all the Lenders, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby or all the Lenders), affect the rights or duties of Agent under this Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary contained in this Section 10.5 or any other provision of this Agreement or any other Loan Document, Agent and the Borrower may amend or modify this Agreement and any other Loan Document (without the consent of any Lender) to (i) cure any ambiguity, omission, defect or inconsistency therein, and (ii) grant a new Lien for the benefit of the Agent and Lenders, extend an existing Lien over additional assets for the benefit of the Lenders or join additional Persons as Loan Parties.

(d) No amendment, waiver, modification, elimination, or consent shall, without written consent of Agent, the Borrowers and the Required Lenders, amend, modify, or eliminate the definition of Borrowing Base or any of the defined terms that are used in such definition to the extent that any such change results in more credit being made available to the Borrowers based upon the Borrowing Base (unless such amendment is to increase the credit being made available to Borrowers following an amendment to decrease the credit available to the Borrowers under the Borrowing Base; provided, that, such availability shall not exceed the amount available on the Closing Date).

(e) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any of the matters governed by Section 10.5(a)(i) through (iii) that affect such Defaulting Lender may not be amended without the consent of such Defaulting Lender.

(f) In the event that (i) Agent or Borrowers request the consent of a Lender pursuant to this Section 10.5 with respect to any action to be taken by Lenders or Agent hereunder that requires the consent authorization, or agreement of all Lenders or all Lenders affected thereby, and such consent is denied by such Lender but otherwise obtained from the Required Lenders but not of all Lenders or all Lenders affected thereby, (ii) any Lender (other than Agent) makes a request makes any request for increased costs pursuant to Section 1.9(b) or (iii) any Lender (other than Agent) invokes the Lender Documentation Exception, then Agent or Borrowing Agent may, at its option, require such Lender to assign its interest in the Loans and its Revolving Loans Commitment to Agent or to another Lender or to any other Person designated by Agent or Borrower and reasonably acceptable to Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent or Borrowing Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent or Borrower will so notify such Lender in writing within thirty (30) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) Business Days following receipt of such notice pursuant to the applicable documentation executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

10.6 Time of Essence. Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.

10.7 Expenses, Fee and Costs Reimbursement. Borrowers hereby agree to promptly and jointly and severally pay (a) all fees, costs and expenses of each of Siena and GRC (including Agent’s underwriting fees) and (b) all documented out of pocket fees, costs and expenses of one main legal counsel for Siena and separately for GRC (and with respect to each of Siena and GRC separately, one local counsel in each relevant jurisdiction and one special or regulatory counsel for each relevant subject matter to the extent reasonably necessary for each of Siena and GRC, separately), and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Siena or GRC, all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default, and documented in connection with: (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance by Agent or any Lender of its rights and remedies under the Loan Documents, (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent or any Lender on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated),and (vii) any periodic public record searches conducted by or at the request of Agent or any Lender (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons). Borrowers hereby agree to promptly and jointly and severally pay (a) all fees, costs and expenses of Agent and each Lender and (b) all documented out of pocket fees, costs and expenses of counsel and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent or any Lender, in connection with: (i) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ii) any litigation, dispute, suit or proceeding relating to any Loan Document, and (iii) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent or any Lender), and (c) without limitation of the preceding clauses (a) and (b), all out of pocket costs and expenses of Agent or any Lender or in connection with Agent’s or any Lender’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder by Agent or any Lender. Any fees, costs and expenses owing by Borrowers or any other Loan Party hereunder shall be due and payable within three (3) days after written demand therefor.

10.8 Benefit of Agreement; Assignability; Servicer.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers, each other Loan Party party hereto, Agent and each Lender; provided, that (a) neither any Borrower nor any other Loan Party may assign or transfer any of its rights under this Agreement without the prior written consent of Agent, and any prohibited assignment shall be void and (b) assignments by any Lender shall be subject to Sections 10.8(b) through 10.8(d). No consent by Agent to any assignment shall release any Loan Party from its liability for any of the Obligations. Agent and each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons, and each Loan Party agrees, to the extent applicable, to execute any agreements, instruments and documents reasonably requested by Agent in connection with any such assignments. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, each Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

(b) Lender Assignments. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to its portion of the Loans) (each a “Sale”) to:

(i) any existing Lender;

(ii) any Affiliate or Approved Fund of any existing Lender;

(iii) any other Person acceptable to (x) Agent and (y) which acceptance shall not be unreasonably withheld or delayed, Borrowers; provided, however, that:

(A) in the event an Event of Default has occurred and is continuing, the consent of Borrowers shall not be required for any Sale;

(B) the consent of Borrower shall be deemed to have been given unless an objection is delivered to Agent within ten (10) Business Days after notice of a proposed Sale is delivered to Borrowers;

(C) for each Revolving Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment and Acceptance) of the Revolving Loan and the Commitments subject to any such Sale shall be in a minimum amount of $5,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such facility or is made with the prior consent of Agent.

Notwithstanding the foregoing, Agent’s refusal to accept a Sale to a Loan Party, a Subsidiary or Affiliate of a Loan Party, or the imposition of conditions or limitations (including limitations on voting) upon Sales to such Persons, shall not be deemed to be unreasonable. No assignment hereunder shall be permitted if to any Ineligible Assignee.

(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) below) shall execute and deliver to Agent an Assignment and Acceptance evidencing such Sale, together with any existing note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 9 and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent, provided that (1) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (2) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 (unless waived or reduced by Agent) shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Sale is made in accordance with Section 10.9, upon Agent consenting to such Sale, from and after the effective date specified in the Assignment and Acceptance, Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Acceptance.

(d) Effectiveness. Subject to the Register recording requirements by Agent relating to an Assignment and Acceptance pursuant to Section 10.9, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender, (ii) any applicable note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e) In the event of any assignment by Siena Lending Group LLC of its rights and obligations under the Loan Documents to an Affiliate of Siena Lending Group LLC (an “Affiliate Assignee”) and at all times thereafter, Servicer shall be deemed to act as servicer and agent for the applicable Affiliate Assignee, and Servicer will retain the sole right to enforce this Agreement and the other Loan Documents, to approve any amendment, restatement, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and to receive or collect all payments with respect to the Obligations. By acceptance of any such assignment, each Affiliate Assignee irrevocably appoints Servicer as servicer and agent for the purposes of servicing and managing the Loans, and authorizes Servicer to take such actions and to exercise such powers on behalf of such Affiliate Assignee as are reasonably necessary or advisable and incidental thereto, including the sole and exclusive authority to: (i) possess, keep and maintain books and records with respect to the Loans, (ii) receive, process, account for, deliver or arrange for the delivery of, all Collections in accordance with the terms of this Agreement; (iii) monitor and pursue payment of all Obligations; (iv) monitor, manage and perfect security interests in all Collateral for the Obligations, including without limitation, to make the determination of whether any Accounts, Inventory and Equipment constitute Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Inventory or Eligible Equipment, as applicable, or whether to impose, modify or release any Reserve; (v) exercise any rights or remedies with respect to the Obligations and the Collateral available under law or in equity, including, without limitation, any non-judicial and judicial enforcement, liquidation and collection of the Obligations, and the engagement of attorneys and other professionals for such purpose; and (vi) take all lawful actions and procedures required to (A) cause Borrowers to promptly and diligently comply with Borrowers’ obligations under the Loan Documents; (B) maximize the value of the Collateral; and (C) collect and enforce payment of all Obligations. Each Affiliate Assignee agrees that any action taken by Servicer in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Servicer of its powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be authorized by and binding upon all of the Affiliate Assignees. Servicer’s exercise of its discretion in connection with the foregoing matters, if exercised in good faith, shall exonerate Servicer from liability to any Affiliate Assignee and other Person for any error in judgment. Servicer may perform any and all of its duties and exercise its rights and powers by or through any one or more agents appointed by Servicer. Servicer shall not be liable to any Affiliate Assignee for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by the Servicer’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, and Servicer does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party or any other Person of any obligations under the Loan Documents. In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, or any other Person obligated under any Loan Document, Servicer is authorized, to the fullest extent permitted by applicable law, to act on behalf of the Affiliate Assignees in connection with such proceeding, including, without limitation, to file proofs of claim on behalf of itself and the Affiliate Assignees in such proceeding for the total amount of obligations owed by Loan Parties, or any of them, or any other Person under any Loan Document.

(f) Servicer may resign on sixty (60) days written notice to Agent and Borrowing Agent and upon such resignation, Agent will promptly designate a successor Servicer reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Servicer is a Lender or an Affiliate or Subsidiary of a Lender or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Servicer shall succeed to the rights, powers and duties of Servicer, and shall in particular succeed to all of Servicer’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any other Loan Document (including the Collateral Pledge Agreements, and all account control agreements), and the term “Servicer” shall mean such successor Servicer effective upon its appointment, and the former Servicer’s rights, powers and duties as Servicer shall be terminated, without any other or further act or deed on the part of such former Servicer. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Servicer’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Servicer to new Servicer and/or for the perfection of any Liens in the Collateral as held by new Servicer or it is otherwise not then possible for new Servicer to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Servicer shall continue to hold such Liens solely as Servicer for perfection of such Liens on behalf of new Servicer until such time as new Servicer can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Servicer shall not be required to or have any liability or responsibility to take any further actions after such date as such Servicer for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Servicer’s resignation as Servicer, the provisions of this Section 10.8, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 10.7 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicer under this Agreement (and in the event resigning Servicer continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Section 10.8 and any indemnification rights under this Agreement, including without limitation, rights arising under Article 6 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

10.9 Recordation of Assignment. In respect of any Sale of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a) Borrowers, or any agent appointed by Borrowers, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Loans or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person’s lending commitment. Borrowers hereby irrevocably appoint Agent (and/or any subsequent Agent appointed by Agent then maintaining the Register) as Borrowers’ non-fiduciary agent for the purpose of maintaining the Register.

(b) In connection with any Sale as aforesaid, the transferor/assignor shall deliver to Agent then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c) Subject to receipt of any required tax forms reasonably required by Agent, Agent shall record the subject transfer, assignment and assumption in the Register. Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no Sale shall be effective until it is recorded in the Register pursuant to this Section 10.9(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and each Borrower, Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by each Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10 Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by any Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and Agent shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, however, a Participant shall be entitled to the benefits of Section 9.1 as if it were a Lender if Borrowers are notified of the participation and the Participant complies with Section 9.1(e). Borrowers agree that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Borrowers also agree that each Participant shall be entitled to the benefits of Section 10.9 as if it were a Lender. Notwithstanding the granting of any such participating interests: (x) Borrowers shall look solely to Lenders for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (y) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by Agent and Required Lenders as being binding upon all of the Participants, and (z) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers, Agent and Lenders (exclusive of Participants) hereunder. Each Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(f), 165(j), 871, 881, and 4701 of the Code.

10.11 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.12 USA PATRIOT Act Notification. Agent hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent to identify such Persons in accordance with the USA PATRIOT Act.

10.13 Counterparts; Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by electronic mail, each of which shall be fully binding on the signing party.

10.14 GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.15 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY THE AGENT IN ITS SOLE DISCRETION, AND EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS’ NOTICE ADDRESS (ON BEHALF OF THE BORROWERS OR SUCH LOAN PARTY) SET FORTH IN SECTION 10.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT’S OPTION, BY SERVICE UPON BORROWERS OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

10.16 Publication. Each Borrower and each other Loan Party consents to the publication by Agent and each Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.17 Confidentiality. Agent and each Lender agrees not to disclose Confidential Information to any Person without the prior consent of Borrowers; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent, any Lender or any of their Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent, any Lender or any of their Affiliates on a need-to-know basis who are informed of the confidential nature thereof an directed to keep such information confidential, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 10.17 and (g) to any lender or other funding source of any Lender which agrees to be bound by this Section 10.17 (each reference to Lender in the foregoing clauses shall be deemed to include the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 10.17), and provided further, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of Borrowers or any other Loan Party. The obligations of Agent and each Lender under this Section 10.17 shall supersede and replace the obligations of Agent and each Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to Borrowers or any of their respective Affiliates. Agent and each Lender further affirms that any MNPI received will constitute Confidential Information and subject to the obligations of Section 10.17.

10.18 Borrowing Agency Provisions.

(a) Appointment of Borrowing Agent. Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with the issuer thereof upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the other Loan Documents, all on behalf of and in the name such Borrower, and hereby authorizes Agent to pay over or credit all Loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b) Co-Borrowing. The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Neither Agent nor any Lender shall incur liability to any Borrower as a result thereof. To induce Agent and each Lender to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 10.18 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) Joint and Several Obligations. All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent and Lenders to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent and Lenders of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent and Lenders to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

10.19 Agent Provisions.

(a) Appointment and Duties.

(i) Each Lender hereby appoints Siena Lending Group LLC (together with any successor Agent pursuant to Section 10.19(j)) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(ii) Without limiting the generality of clause (a)(i) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and are each hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Sections 7.1(g) or 7.1(h) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in Section 7.1(g) or (h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (C) act as collateral agent for Agent and each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (D) manage, supervise and otherwise deal with the Collateral, (E) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (F) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the Lenders with respect to the Loan Parties and/or the Collateral, whether under the Loan Documents, applicable requirements of law or otherwise and (G) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(iii) Under the Loan Documents, Agent (A) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 10.9 with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Agent” or the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (B) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender by accepting the benefits of the Loan Documents hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

(b) Binding Effect. Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c) Use of Discretion.

(i) Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (A) under any Loan Document or (B) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(ii) Notwithstanding clause (c)(i) above, Agent shall not be required to take, or to omit to take, any action (A) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (B) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable requirement of law

(d) Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders. In the event of a foreclosure or similar enforcement action by Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Agent (or any Lender, except with respect to a “credit bid” pursuant to section 363(k), section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale or other disposition. The foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) Agent or any Lender from exercising setoff rights in accordance with Section 7.3(e) or (iii) subject to the following paragraph, Agent or any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or other debtor relief law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Sections 7.2 and 7.3 and in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 7.3(e)(ii), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In case of the pendency of any bankruptcy or other debtor relief proceeding or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent hereunder.

(e) Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of their respective rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Section 10.19 to the extent provided by Agent.

(f) Reliance and Liability.

(i) Agent may, without incurring any liability hereunder, (A) rely on the Register to the extent set forth in Section 10.9, (B) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (C) rely and act upon any document and information (including those transmitted by Approved Electronic Communication) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(ii) Agent and its Related Persons shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Loan Party hereby waive and shall not assert (and Borrower shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent: (A) shall not be responsible or otherwise incur liability to any Lender or other Person for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent); (B) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (C) make no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and (D) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders). For each of the items set forth in clauses (A) through (D) above, each Lender and the Loan Parties hereby waive and agree not to assert (and Borrower shall cause each other Loan Party not a signatory hereto to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(g) Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Agent, and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any portion of the Revolving Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

(h) Lender Credit Decision.

(i) Each Lender acknowledges that it shall, independently and without reliance upon Agent or any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Agent or any of its Related Persons.

(ii) If any Lender has elected to abstain from receiving material non-public information (“MNPI”) concerning the Loan Parties or their Affiliates such Lender acknowledges that, notwithstanding such election, Agent and/or the Loan Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Revolving Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Loan Parties upon request therefor by Agent or the Loan Parties. Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Loan Parties or their Affiliates.

(i) Expenses; Indemnities; Withholding.

(i) Each Lender agrees to reimburse Agent and its Related Persons (to the extent not reimbursed by any Loan Party), promptly upon demand, severally and ratably, for any reasonable costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by Agent or its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including preparation for and/or response to any subpoena or request for document production relating thereto or otherwise)) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(ii) Each Lender further agrees to indemnify, defend and hold Agent and its Related Persons (to the extent not reimbursed by any Loan Party), in each case, severally and ratably, harmless from and against liabilities (including, to the extent not indemnified pursuant to Section 9, Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or its Related Persons under or with respect to any of the foregoing; provided, that no Lender shall be liable to Agent or its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(iii) To the extent required by any requirement of law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax (including withholding Taxes imposed under Chapters 3 and 4 of Subtitle A of the Code). If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding Tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, failed to maintain a Register and/or Participant Register or for any other reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent or Revolver Agent is entitled to indemnification from such Lender under this Section 10.19(i)(iii).

(j) Resignation of Agent.

(i) Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 10.19(j)(i). If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after thirty (30) days after the date of the retiring Agent’s notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each resignation and appointment under this clause (i) shall be subject to the prior consent of Borrowers which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(ii) Effective immediately upon its resignation, (A) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (B) the Lenders shall assume and perform all of the duties of the retiring Agent until a successor Agent shall have accepted a valid appointment hereunder, (C) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such retiring Agent had been, validly acting as Agent under the Loan Documents and (D) subject to its rights under Section 10.19(c), the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(k) Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii)(B) below, release or subordinate) the following:

(i) any Subsidiary of Borrower from its guaranty of any Obligation if all of the Equity Interests of such Subsidiary owned by any Loan Party are sold or transferred in a transaction expressly permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to the Loan Documents; and

(ii) any Lien held by Agent for the benefit of the Lenders against (A) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Loan Party in a transaction expressly permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to the Loan Documents after giving effect to such transaction have been granted, (B) any property subject to a Lien permitted hereunder in reliance upon clause (c) of the definition of Permitted Indebtedness and clause (a) of the definition of Permitted Liens and (C) all of the Collateral and all Loan Parties, upon (x) the occurrence of the Termination Date and (y) to the extent requested by Agent, receipt by Agent and the Lenders of liability releases from the Loan Parties each in form and substance satisfactory to Agent.

Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance written notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.19(k).

10.20 Settlements; Payments. The Outstanding Amount may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between Agent and each Lender, repayments of Loans may, at the election of Agent, be settled according to the procedures set forth in this Section 10.20. Notwithstanding the procedures set forth in this Section 10.20, each Lender’s obligation to fund its portion of any advances made by Agent to Borrowers will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

(a) Each Settlement Date Agent will advise each Lender by 1:00 p.m. (Eastern time) on a Business Day by telephone or written notice in accordance with this Agreement of the amount of each such Lender’s Pro Rata Share of the Outstanding Amount. If payments are necessary to adjust the amount of such Lender’s share of the Outstanding Amount to such Lender’s Pro Rata Share of the Outstanding Amount, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account, not later than 1:00 p.m. (Eastern time) on the Business Day immediately following the Settlement Date (provided that if Agent gives such notice at or prior to 1:00 p.m. (Eastern time) on the Settlement Date, such funding shall be made on the Settlement Date).

(b) On the first Business Day of each month (each, an “Interest Settlement Date”), Agent will advise each Lender by written notice in accordance with this Agreement of the amount of interest and fees charged to and collected from Borrowers for the preceding month in respect of the Loans. Provided that such Lender is not then a Defaulting Lender, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender in accordance with this Agreement) such Lender’s Pro Rata Share of such interest and fees not later than the next Business Day following the Interest Settlement Date.

10.21 Defaulting Lender. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans shall be excluded for purposes of calculating the fee payable to Lenders in respect of the Unused Line Fee, and such Defaulting Lender shall not be entitled to receive any Unused Line Fee with respect to such Defaulting Lender’s Revolving Commitment or Revolving Loans (in each case not including any fee in connection with any portion of such Defaulting Lenders Revolving Commitment that has been reallocated to non-Defaulting Lenders pursuant to Section 10.21(d) hereof).

(b) the Revolving Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.5).

(c) in the event a Defaulting Lender has defaulted on its obligation to fund any Revolving Loan, or purchase any participation pursuant to Section 1.5 hereof, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any prepayments or repayments on account of the Revolving Loans or participations pursuant to Section 1.5, in each case to the extent they would be otherwise be payable to such Defaulting Lender, shall be applied first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Letter of Credit guarantor/indemnitor hereunder; third, to provide cash collateral in the amount of 103% of the Issuing Bank’s (or the Letter of Credit guarantor/indemnitor’s, as the case may be) Fronting Exposure with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) provide cash collateral in the amount of 103% of the Issuing Bank’s (or the Letter of Credit guarantor/indemnitor’s, as the case may be) future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Letter of Credit guarantor/indemnitor as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Letter of Credit guarantor/indemnitor against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Balance in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Balance were made at a time when the conditions set forth in Section 1.6 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Balance owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Balance owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 10.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any Letter of Credit Balance exists at the time a Lender becomes a Defaulting Lender then:

(i) so long as no Default or Event of Default then exists, all or any part of such Letter of Credit Balance shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the total Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitments), provided that no Lender’s Revolving Exposure shall exceed its Revolving Commitment;

(ii) if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by Agent, cash collateralize such Defaulting Lender’s Pro Rata Share of Letter of Credit Balance (after giving effect to any partial reallocation pursuant to paragraph (i) above) for so long as any such Letter of Credit Balance remains are outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Balance pursuant to this Section 10.21(d), the Borrowers shall not be required to pay any Letter of Credit Fees to such Defaulting Lender with respect to the portion of such Defaulting Lender’s Pro Rata Share of the Letter of Credit Balance which have been cash collateralized (and the Defaulting Lender shall not be entitled to receive any such fees);

(iv) if the Defaulting Lender’s Pro Rata Share of the Letter of Credit Balance is reallocated pursuant to this Section 10.21(d), then the Letter of Credit Fees payable to the non-Defaulting Lenders shall be adjusted accordingly; and

(v) if any Defaulting Lender’s Pro Rata Share of the Letter of Credit Balance is not cash collateralized or reallocated pursuant to this Section 10.21(d), then without prejudice to any rights or remedies of the applicable Letter of Credit guarantor/indemnitor or Issuing Bank hereunder, all Letter of Credit Fees payable hereunder with respect to such Defaulting Lender’s Pro Rata Share of the Letter of Credit Balance shall be payable to the Issuing Bank or if applicable, the Letter of Credit guarantor/indemnitor.

(e) So long as any Lender is a Defaulting Lender, no Issuing Bank or Letter of Credit guarantor/indemnitor shall be required to issue, extend or increase any Letter of Credit or Letter of Credit Guaranty, in each case unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers, and participating interests in any such newly issued, extended or increased Letter of Credit or Letter of Credit guaranty/indemnification shall be allocated among non-Defaulting Lenders in a manner consistent with Section 10.21(d) (and Defaulting Lenders shall not participate therein).

(f) No reallocation permitted pursuant to Section 10.21(d) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(g) In the event that Agent, the Issuing Bank and the Letter of Credit guarantor/indemnitor each agrees in writing that a Defaulting Lender has adequately remedied all matters which caused such Lender to become a Defaulting Lender, then the Pro Rata Shares of the Letter of Credit Balance of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or participations in the Revolving Loans as Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Pro Rata Share; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(h) The rights and remedies with respect to a Defaulting Lender under this Section 10.21 are in addition to any other rights and remedies which the Borrowers, Agent, the Issuing Bank or the Letter of Credit guarantor/indemnitor, as applicable, may have against such Defaulting Lender.

10.22 Erroneous Payments.

(a) Each Lender hereby agrees that (i) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this subsection (a) shall be conclusive, absent manifest error.

(b) Without limiting subsection (a) above, each Lender hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Loan Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed any Loan Party hereunder or under any of the other Loan Documents.

(d) Each party’s obligations under this Section 10.22 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of this Agreement, the termination of the Commitments and the payment in full of the Obligations.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrowers, each other Loan Party signatory hereto, and Lender have signed this Agreement as of the date first set forth above.

Agent:

SIENA LENDING GROUP LLC

By:
Name:
Its: Authorized Signatory

By:
Name:
Its: Authorized Signatory

Lenders:

SIENA LENDING GROUP LLC

By:
Name:
Its: Authorized Signatory

By:
Name:
Its: Authorized Signatory

GRC SPV INVESTMENTS, LLC

By:
Name:
Its:

Signature Page to Loan and Security Agreement

Borrowers:

SKYWATER TECHNOLOGY FOUNDRY, INC.

By:
Name:
Its:

SKYWATER FEDERAL, LLC

By:
Name:
Its:

SKYWATER FLORIDA, INC.

By:
Name:
Its:

Guarantor:

SKYWATER TECHNOLOGY, INC.

By:
Name:
Its:

Signature Page to Loan and Security Agreement

Information Certificates

[See attached]

[Information Certificate(s)]

Schedule A

Description of Certain Terms

1.	Loan Limits for Revolving Loans and Letters of Credit:

	(a)	Maximum Revolving Facility Amount:		$~~100,000,000~~130,000,000

	(b)	Advance Rates:

		(i)	Billed Accounts Advance Rate:	90%; provided, that if Dilution exceeds 5%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess (the “Dilution Reserve”).

		(ii)	Unbilled Advance Rate:	70%; provided, that if Dilution exceeds 5%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Dilution Reserve.

		(iii)	Inventory Advance Rate:	The lesser of (i) 65% and (ii) 85% of the NOLV Factor of the applicable Eligible Inventory

		(iv)	Equipment Advance Rate:	50%~~; provided, that such percentage shall be permanently reduced by an amount equal to 0.625% commencing on April 1, 2023, and on the first day of each month thereafter.~~

		(v)	Capex Advance Rate:	70%

	(d)	Letter of Credit Limit:		$0

	(f)	Availability Block:		During any Availability Block Period, $10,000,000. At all other times, $0.

2.	Sublimits

	(a)	Unbilled Accounts		At no time shall the portion of the Borrowing Base in respect of Eligible Unbilled Accounts exceed the portion of the Borrowing Base in respect of Eligible Billed Accounts.

	(b)	Equipment	~~On the Closing Date,~~ $60,000,000; provided~~, that such amount shall be recalculated commencing on April 1, 2023 and on the first day of each month thereafter, to be the product of $120,000,000 times the then applicable Equipment Advance Rate; provided, further~~, that the Equipment Sublimit may be increased by Agent in connection with a Facility Increase exercised in accordance with Section 1.1(~~b~~c).

	(c)	Capex	$25,000,000; provided, that the Capex Sublimit shall be reduced on a dollar-for-dollar basis by the amount of each Capex Loan issued by the Lenders.

3.	Interest Rate:

	(a)	Revolving Loans and Letters of Credit:	(I) For Term SOFR Loans, Term SOFR plus the Applicable Margin applicable to Term SOFR Loans and

(II) For Base Rate Loans, Base Rate plus the Applicable Margin applicable to Base Rate Loans

4.	Maximum Days re Eligible Accounts:

	(a)	Maximum days after original invoice date for Eligible Billed Accounts and Eligible Unbilled Accounts:	Ninety (90) days

	(b)	Maximum days after original invoice due date for Eligible Billed Accounts and Eligible Unbilled Accounts:	Sixty (60) days

	(c)	Maximum days after services rendered for Eligible Unbilled Accounts	Sixty (60) days

5.	Agent’s Bank:
Wells Fargo Bank, National Association and its affiliates
Siena Lending Group Depository Account
Wells Fargo Bank NA
Account # 4986311751
ABA Routing # 121 000 248
Reference: SkyWater Technology Foundry, Inc.
(which bank may be changed from time to time by notice
from Agent to Borrowers)

6.	Scheduled Maturity Date:		December ~~28~~31, ~~2025~~2028

7.	Revolving Loan Commitments of Lenders: $~~100,000,000.00~~

130,000,000.00

Lenders	~~Revolving Loan Commitment in respect of the Revolving Equipment Loans Revolving Loan Commitment in respect of the Revolving Working Capital Loans~~
Total Revolving Loan Commitment
Siena Lending Group LLC	$~~26,400,000 on the Closing Date (as such amount shall be reduced by 44% of the amount that the Total Equipment Loan Commitment Amount is reduced in accordance with Section 2(b) of Schedule A) (the “Siena Equipment Loan Commitment Amount”) $24,000,000 on the Closing Date. Thereafter, the amount that is 60% of the amount that is the difference of the Total Revolving Loan Commitment minus the then applicable Total Equipment Loan Commitment Amount $50,400,000~~65,000,000
GRC SPV Investments, LLC	$~~33,600,000 on the Closing Date (as such amount shall be reduced by 56% of the amount that the Total Equipment Loan Commitment Amount is reduced in accordance with Section 2(b) of Schedule A) (the “GRC Equipment Loan Commitment Amount”) $16,000,000 on the Closing Date. Thereafter, the amount that is 40% of the amount that is the difference of the Total Revolving Loan Commitment minus the then applicable Total Equipment Loan Commitment Amount $49,600,000~~65,000,000
Total	$~~60,000,000 on the Closing Date (as such amount shall be reduced in accordance with Section 2(b) of Schedule A) (the “Total Equipment Loan Commitment Amount”) $40,000,000 on the Closing Date. Thereafter, the amount that is the difference of $100,000,000 minus the then applicable Total Equipment Loan Commitment Amount $100,000,000~~ 130,000,000

Lenders	~~Revolving Loan Commitment Percentage in respect of the Revolving Equipment Loans~~	~~Revolving Loan Commitment Percentage in respect of the Revolving Working Capital Loans~~	Total Revolving Loan Commitment Percentage
Siena Lending Group LLC	~~44.000000000%~~	~~60.000000000%~~	~~50.400000000~~50.000000000%
GRC SPV Investments, LLC	~~56.000000000%~~	~~40.000000000%~~	~~49.600000000~~50.000000000%
Total	~~100.000000000%~~	~~100.000000000%~~	100.000000000%

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health- Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Account Debtor” shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Advance Rates” means, collectively, the Billed Accounts Advance Rate, Unbilled Accounts Advance Rate, Inventory Advance Rate and Equipment Advance Rate.

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Agent, any Lender nor any of its Affiliates shall be deemed an “Affiliate” of any Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agreement” and “this Agreement” have the meanings set forth in the heading to this Agreement.

“Amendment No. 1” means that certain Amendment No. 1 to Loan and Security Agreement, dated as of Amendment No. 1 Effective Date, by an among the Borrowers, Guarantors, Agent and Lenders.

“Amendment No. 1 Effective Date” means November 19, 2024.

“Applicable Margin” means, as of the ~~Closing~~Amendment No. 1 Effective Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified in Tier ~~I~~III below. Commencing with the completion of the first ~~full~~ fiscal quarter ended after the ~~Closing~~Amendment No. 1 Effective Date, effective as of the date on which the quarterly financial statements of Borrowers required under Schedule E for the most recently completed fiscal quarter are due to be delivered (each day on which such delivery is due, an “Adjustment Date”), the Applicable Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Fixed Charge Coverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date:

Tier	Fixed Charge Coverage Ratio	Term SOFR	Base Rate
I	Less than 1.50 to 1.00	~~6.25~~5.00%	~~5.25~~4.00%
II	Greater than or equal to 1.50 to 1.00 but less than 1.75 to 1.00	~~5.75~~4.50%	~~4.75~~3.50%
III	Greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00	~~5.25~~4.25%	~~4.25~~3.25%
IV	Greater than or equal to 2.50 to 1.00	4.00%	3.00%

If Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Schedule D by the dates required pursuant to such Schedule, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the Fixed Charge Coverage Ratio reflected in such statements. Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Fixed Charge Coverage Ratio reflected on the most recently delivered financial statements and Compliance Certificate delivered by Borrowers to Agent pursuant to Schedule D. Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the other Loan Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Schedule D hereof) and/or the effectiveness of the Default Rate provisions of Section 2.1 hereof.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers or for any other reason, Agent determines that (a) the Fixed Charge Coverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Fixed Charge Coverage Ratio for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Obligations and/or the amount of the fees accruing for such period under the provisions of this Agreement and the other Loan Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the other Loan Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, Passport 6.0, or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (i)(a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (b) temporarily warehouses loans for any Lender or any Person described in clause (a) above and (i) is advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender. Notwithstanding the foregoing, in no event shall an “Approved Fund” be any Loan Party or any Affiliate of any Loan Party.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit H to the Agreement.

“Authorized Officer” means the chief executive officer, chief financial officer, president, vice president, or treasurer or other Financial Officer of any Borrower and each other Person designated from time to time by any of the foregoing officers of any Borrower in a notice to Agent, which designation shall continue in force and effect until terminated in a notice to Agent from any of the foregoing officers of any Borrower.

“Availability Block Period” shall mean the period commencing (a) on the Closing Date and continuing until an Availability Block Satisfaction Event, and (b) thereafter upon the occurrence of a Availability Block Triggering Event and ending on the occurrence of a Availability Block Satisfaction Event.

“Availability Block Satisfaction Event” shall mean the date on which the Fixed Charge Coverage Ratio reported on the applicable Compliance Certificates as at the end of three consecutive months, each measured on a trailing twelve month basis, is greater than 1.00:1.00.

“Availability Block Triggering Event” shall mean any, the Fixed Charge Coverage Ratio as at the end of any month, measured on a trailing twelve month basis, is less than 1.00:1.00.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the greatest of (a) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) (the “Published Prime Rate”) (and, if any such published rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero), (b) the sum of the Federal Funds Rate plus 0.5% and (c) 7.00% per annum. Any change in the Base Rate due to a change in such Published Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Published Prime Rate or the Federal Funds Rate.

“Billed Accounts Advance Rate” means the percentage set forth in Section 1(b)(i) of Schedule A.

“Blocked Account” has the meaning set forth in Section 4.1.

“Borrowers” has the meaning set forth in the Preamble to this Agreement.

“Borrowing Agent” means SkyWater Foundry acting for itself in its capacity as a Borrower or in its capacity as agent for all of the Borrowers (including itself).

“Borrowing Base” means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of:

(a) the aggregate amount of Eligible Billed Accounts multiplied by the Billed Accounts Advance Rate; plus

(b) the aggregate amount of Eligible Unbilled Accounts multiplied by the Unbilled Accounts Advance Rate (but in no event to exceed the Unbilled Accounts Sublimit); plus

(c) the lower of cost or market value of Eligible Inventory multiplied by the applicable Inventory Advance Rate, plus

(d) the Net Orderly Liquidation Value of Eligible Equipment multiplied by the Equipment Advance Rate, but not to exceed the Equipment Sublimit ~~minus (e)~~ plus

(e) the difference of (i) Hard Costs of the Eligible New Equipment multiplied by the Capex Advance Rate, but not to exceed the Capex Sublimit minus (ii) the Capex Reserve, minus

(f) all Reserves which Agent has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit), minus

(~~f~~g) the Availability Block, if any, set forth in Section 1(f) of Schedule A.

“Business Day” means a (i) day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close, and (ii) with respect to any matters relating to Term SOFR Loans, a SOFR Business Day.

“Capex Advance Rate” means the percentage set forth in Section 1(b)(v) of Schedule A.

“Capex Loan” means a Revolving Loan issued by Lenders based on clause (e) of the definition of Borrowing Base.

“Capex Loan Request” has the meaning set forth in Section 1.6(c).

“Capex Reserves” means, as of the Amendment No. 1 Effective Date, $0; provided, thereafter, the Capex Reserves shall be recalculated on each Capex Reserves Recalculation Date and shall equal the sum of (a) the amount on Capex Reserves on the immediately preceding Capex Reserves Recalculation Date plus (b) the Capex Reserves Monthly Increase Amount; provided, further, that in no event shall the Capex Reserves amount exceed $25,000,000.

“Capex Reserves Monthly Increase Amount” means, as of any date of determination, the amount that represents the quotient of (a) the aggregate amount of Capex Loans issued as of such date divided by (b) 60.

“Capex Reserves Recalculation Date” means, the first day of each month, commencing with the first day of the month immediately following the Amendment No. 1 Effective Date.

“Capex Sublimit” means the amount(s) set forth in Section 2(c) of Schedule A.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (c) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Closing Date” means December 28, 2022.

“Closing Date Equipment Appraisal” means that certain SkyWater Technology Foundry, Inc. Machinery and Equipment Appraisal Report effective as of October 12, 2022 prepared by B. Riley Advisory Services.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral “ means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 3.1 but in all cases, excluding Excluded Collateral.

“Collateral Pledge Agreement(s)” means (a) that certain Collateral Pledge Agreement dated as of the Closing Date ~~hereof~~ by Parent and the Borrowers party thereto, as pledgors and Agent, as pledgee and (b) any other pledge agreement made by a pledgor in favor of Agent from time to time after the Closing Date.

“Collections” has the meaning set forth in Section 4.1.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by an Authorized Officer of Borrowing Agent.

“Confidential Information” means confidential information that any Loan Party furnishes to the Agent or any Lender pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent or any Lender (or other applicable Person) from a source other than the Loan Parties which is not, to the Agent’s or any Lender’s knowledge, bound by any confidentiality agreement in respect thereof.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

“Default Excess” means with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of all Revolving Loans (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded their respective Pro Rata Shares of all Revolving Loans) over the aggregate outstanding principal amount of all Revolving Loans of such Defaulting Lender.

“Defaulting Lender “ means, subject to Section 10.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrowing Agent and Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Borrowing Agent, to confirm in writing to Agent and Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.21(b)) upon delivery of written notice of such determination to Borrowing Agent, and each other Lender.

“Default Rate” has the meaning set forth in Section 2.1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar Equivalent Amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” has the meaning set forth in Section 1(b)(i) of Schedule A.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

“Dollars” or “$” means United States Dollars, lawful currency for the payment of public and private debts.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“EBITDA” means, for the applicable period, for the Loan Parties on a consolidated basis, the sum of ~~(a) Net Income, plus~~

(a) Net Income, plus

(b) Interest Expense deducted in the calculation of such Net Income, plus

(c) federal, state, and local income taxes, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus

(d) depreciation expense deducted in the calculation of such Net Income, plus

(e) amortization expense deducted in the calculation of such Net Income, plus

(f) all non-cash expenses reflected in Net Income (other than write-downs of assets), including non-cash stock compensation expense, plus

(g) (i) fees, costs and expenses paid or reimbursed on the Closing Date in connection with the closing of the transactions, including without limitation the repayment of the Loan Parties’ credit facility with Wells Fargo in an aggregate amount not to exceed $4,500,000 and (ii) fees, costs and expenses paid or reimbursed in connection with any amendments, restatements, modifications, supplements or waivers to this Agreement or the other Loan Documents, plus

(h) fees, costs and expenses actually paid, or reimbursed in cash actually received by a Loan Party from an unaffiliated third party for such period, plus

(i) recruiting fees, costs and expenses paid or reimbursed in an aggregate amount not to exceed $100,000 in any trailing twelve month period, plus

(j) relocation and bonus fees, costs and expenses paid or reimbursed in an aggregate amount not to exceed $100,000 in any trailing twelve month period, plus

(k) the amount of any expense or deduction associated with income attributable to any Loan Party’s non-controlling interests or minority interest in any Person; plus

(l) ~~for any measurement date occurring on or before December 31, 2023,~~ any costs, charges, accruals and reserves in connection with start-up and opening new facilities of any Loan Party, including legal and consulting fees, recruiting expenses, retention expenses and facility expense in an aggregate amount not exceed $1,000,000 in any trailing twelve month period ~~(which sublimit shall be increased by an additional $1,000,000 in any trailing twelve month period for start-up costs and expenses related to any new facility in Indiana),~~ , plus

(m) fees and reasonable and documented out-of-pocket expenses incurred in connection with any (i) consummated (x) acquisition or investment not in the ordinary course of business, (y) disposition not in the ordinary course of business, or (z) issuance or repayment of Indebtedness, issuance of Equity Interests, in each case to the extent such underlying acquisition, investment, disposition or issuance is otherwise permitted hereunder, and/or (ii) casualty, destruction or damage of the property of a Loan Party; plus

(n) fees and reasonable and documented out-of-pocket expenses incurred in connection with any contemplated or proposed (x) acquisition or investment not in the ordinary course of business, (y) disposition not in the ordinary course of business or (z) incurrence of Indebtedness or proposed issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument, in each instance in the foregoing clauses (x), (y) or (z), which is not consummated and which is permitted hereunder, plus

(o) charges or expenses relating to integration, transition, vacant facilities, consolidations, relocations and closings, any business optimization (including relating to consulting costs) activity or event, customer or employee disputes, restructuring, curtailments or modifications to pension, healthcare insurance or post-retirement employee benefit plans or other operational changes or improvements, including severance costs, lease termination costs, retention or completion bonuses, signing costs and other non-recurring expenses not otherwise added back to net income in the calculation of EBITDA, plus

(p) the amount of “run-rate” cost savings (such savings, “Cost Savings”) projected by Borrowers in good faith to result from actions taken prior to the last day of such period with respect to integrating, consolidating or discontinuing operations, headcount reductions, or closure of facilities, which such cost savings shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period, net of the amount of actual benefits realized from such actions; provided that an Authorized Officer of Borrowing Agent shall have provided a reasonably detailed statement or schedule of such Cost Savings and shall have certified to Agent that (A) such Cost Savings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (B) such actions have been taken and are ongoing, and the benefits resulting therefrom are anticipated by Borrowing Agent to be realized within 12 months of the end of such period, plus

(q) the cumulative effect of non-cash items resulting from a change in accounting principle(s) during such period, plus

(r) proceeds of business interruption insurance received in cash to the extent not taken into account in the calculation of net income (or loss), plus

(s) fees, expenses and charges related to inspections, examinations or appraisals conducted pursuant to Sections 4.7 and 4.8 of this Agreement;

provided, that the aggregate amount added back pursuant to clauses (m) through and including (s) of this definition shall not exceed 17.5% (or such higher amount as otherwise agreed by the Required Lenders in their reasonable discretion) of EBITDA in the aggregate for any measurement period (before giving effect to all addbacks pursuant to these clauses (m) through and including (s) of this definition during such period), minus (~~m~~t) the amount of income consisting of or associated with losses attributable to any Loan Party’s non-controlling interests or minority interest in any Person minus

(~~n~~u) all income from the sale of real estate, equipment, discontinued operations, and extraordinary items (including, without limitation, income from debt forgiveness) reflected in Net Income. ~~Notwithstanding anything to the contrary contained herein (including for purposes of calculating Fixed Charge Coverage Ratio to determine the Applicable Margin), for each of the calendar months set forth below, EBITDA shall be deemed to be the amount set forth below opposite such month on Schedule F.~~

“Early Payment/termination Premium” has the meaning set forth in the Fee Letter.

“Eligible Billed Account” means, at any time of determination, an Account owned by a Borrower that satisfies the general criteria set forth below ( provided, that Agent may, in its Permitted Discretion, upon two (2) Business Day’s prior written notice to Borrowers (which prior notice shall not be required if an Event of Default has occurred and is continuing), revise such criteria from time to time to address the results of any information with respect to the Borrowers’ business or assets, including as a result of any field examination performed by (or on behalf of) Agent from time to time). An Account shall be deemed to meet the general criteria if:

(a) neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of the applicable Borrower (with Accounts to be ineligible to the extent of any amounts owed by such applicable Borrower to such Person as a creditor or supplier);

(b) it does not remain unpaid more than the earlier to occur of (i) the number of days after the original invoice date set forth in Section 4(a) of Schedule A or (ii) the number of days after the original invoice due date set forth in Section 4(b) of Schedule A;

(c) the Account Debtor or its Affiliates are not past due (or past any of applicable dates referenced in clause (b) above) on other Accounts owing to the applicable Borrower comprising more than 25% of all of the Accounts owing to the applicable Borrower by such Account Debtor or its Affiliates;

(d) all Eligible Billed Accounts owing by the Account Debtor or its Affiliates do not represent more than 15% of all otherwise Eligible Billed Accounts; provided, that Accounts which are deemed to be ineligible solely by reason of this clause (d) shall be considered Eligible Billed Accounts to the extent of the amount thereof which does not exceed 15% of all otherwise Eligible Billed Accounts; provided further that the foregoing concentration limits shall be 35% for Accounts which are generated from NWSC Crane, Infineon and the confidential customers identified to Agent as Bemidji and Jackson.

(e) the Account complies with each covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to Eligible Billed Accounts (including any of the representations set forth in Section 5.4);

(f) the Account is not subject to any contra relationship, counterclaim, dispute or set-off) other than accrued royalties or licensing fees payable to Infineon, but only to the extent that the Borrowers are current with the payment of such royalties or licensing fees pursuant to the related contract agreement between the Borrowers and Infineon; provided, that such Account shall be deemed to be ineligible only to the extent of such contra, counterclaim, dispute or set-off;

(g) the Account Debtor’s chief executive office or principal place of business is located in the United States or Canada unless (i) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its Permitted Discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender in its Permitted Discretion, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender’s agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms, conditions and in an amount acceptable to Lender in its Permitted Discretion;

(h) the Account is payable solely in Dollars;

(i) it is not an Unbilled Account and it is absolutely owing to such Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings; provided, however, that Accounts owing from the confidential customer identified to Agent as Jackson related to the sourcing of Equipment on behalf of Jackson, and for which such Equipment has not been delivered and an offsetting entry to deferred revenue has been recorded in the Borrowers’ financial records, shall not be deemed ineligible solely on the basis of this clause (i);

(j) Agent shall have verified the Account in a manner satisfactory to Agent;

(k) to the extent requested by Agent in writing, the Account Debtor is not the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless the applicable Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar state or local law in a manner satisfactory to Agent;

(l) it is at all times subject to Agent’s duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (i) were not, at the time of sale, subject to any Lien except Permitted Liens and (ii) have been sold by the applicable Borrower to the Account Debtor in the ordinary course of the applicable Borrower’s business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by the applicable Borrower and accepted by the Account Debtor in the ordinary course of the applicable Borrower’s business;

(m) the Account is not evidenced by Chattel Paper or an Instrument of any kind (unless delivered to Agent in accordance with Section 3.2 of this Agreement) and has not been reduced to judgment;

(n) the Account Debtor’s total indebtedness to the applicable Borrower does not exceed the amount of any credit limit established by the applicable Borrower or Agent in its Permitted Discretion and the Account Debtor is otherwise deemed to be creditworthy by Agent (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (n) shall be considered Eligible Billed Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(o) there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor’s financial condition or impair or delay the collectability of all or any portion of such Account;

(p) Agent has been furnished with all documents and other information pertaining to such Account which Agent has reasonably requested, or which the applicable Borrower is obligated to deliver to Agent, pursuant to this Agreement;

(q) the applicable Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (b) above;

(r) the applicable Borrower has not posted a surety or other bond in respect of the contract under which such Account arose; and

(s) the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law.

“Eligible Equipment” means, at any time of determination, Equipment set forth on Exhibit B to the Closing Date Equipment Appraisal that is owned by a Borrower and that satisfies the general criteria set forth below (provided, that Agent may, in its Permitted Discretion, upon two (2) Business Day’s prior written notice to Borrowers (which prior notice shall not be required if an Event of Default has occurred and is continuing), revise such criteria from time to time to address the results of any information with respect to the Borrowers’ business or assets, including as a result of any field examination or appraisal performed by (or on behalf of) Agent from time to time). Equipment shall be deemed to meet the general criteria if:

(a) it is in good condition and is in marketable condition and is adequately maintained;

(b) it is not obsolete, damaged, defective, out-of-service, contaminated, unmerchantable, returned, discontinued or repossessed;

(c) it is currently used in the business of Borrowers;

(d) it is either (i) not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to Borrowers, or on premises subject to a mortgage in favor of a Person other than Agent, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Agent shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Equipment and Agent’s right to gain access thereto; or (ii)

situated at a Collateral Location listed in Sections 27- 32 of the Information Certificate(s) or other location of which Agent has been notified as required by Section 5.8, in each case which location must be in the continental United States; and it is not subject to (A) any due and unpaid taxes owing and (B) any mechanics liens or other similar liens arising under applicable law; provided that in no case shall such Equipment be located outside of the contiguous United States;

(e) it meets all standards imposed by any Governmental Authority;

(f) it conforms in all respects to any covenants, warranties and representations set forth in this Agreement and each other Loan Document; and

(g) it is at all times subject to Agent’s duly perfected, first priority security interest and no other Lien except a Permitted Lien.

“Eligible Inventory” means, at any time of determination, Inventory owned by a Borrower which satisfies the general criteria set forth below and which is otherwise acceptable to Lender in its Permitted Discretion (provided, that Lender may, in its Permitted Discretion, change the general criteria for acceptability of Eligible Inventory and shall notify Borrowers of such change promptly thereafter). Inventory shall be deemed to meet the current general criteria if:

(a) it consists of raw materials finished goods but not work in progress;

(b) it is in good, new and saleable condition;

(c) it is not slow-moving (defined as inventory that is (i) over one year old from date of receipt or (ii) in quantities exceeding the last 12 months’ sales by unit), obsolete, damaged, contaminated, unmerchantable, returned, rejected, discontinued or repossessed, or supplies and packaging;

(d) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to the applicable Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless (x) such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and Lender’s right to gain access thereto or (y) a rent Reserve has been established by Lender in accordance with this Agreement in the case of third party leased locations, or such other Reserve satisfactory to Lender in its Permitted Discretion has been established with respect to Inventory in possession of any processor, consignee or bailee, or located on the premises owned by any Loan Party subject to a mortgage in favor of a Person other than Lender;

(e) it does not consist of fabricated parts, labels, pallets, consigned items, supplies or packaging;

(f) it meets all standards imposed by any Governmental Authority;

(g) it conforms in all respects to any covenants, warranties and representations set forth in this Agreement and each other Loan Document;

(h) it is at all times subject to Lender’s duly perfected, first priority security interest and no other Lien except a Permitted Lien;

(i) it is not purchased or manufactured pursuant to a license agreement that is not assignable to each of Lender and its transferees, unless such license agreement is satisfactory to Lender or Lender is in receipt of a Licensor Consent Agreement in form and substance satisfactory to Lender; and

(j) it is situated at a Collateral location listed in Sections 27-32 of the Information Certificate(s) or other location of which Lender has been notified as required by Section 5.8 (and it is not in-transit), in each case which location must be in the continental United States.

“Eligible New Equipment” means, as of any date of determination, any Equipment acquired by Borrowers after the Amendment No. 1 Effective Date that is new Equipment (not purchased used or via auction), is similar to other Equipment used by Borrowers, and which otherwise satisfies the criteria required for Eligible Equipment.

“Eligible Unbilled Account” means any Unbilled Amount of a Borrower which (a) is owing, but which is not yet billed, for services actually consummated by such Borrower, as reflected on its books and records (including time and materials, cost plus fixed fee, and Wafer Services Accounts, to the extent such Wafer Services Accounts are at least 70% completed, and excluding any Unbilled Amounts recorded pursuant to milestone billing terms under the applicable contract), (b) shall become a standard billed Account in the ordinary course of business of such Borrower pursuant to the billing of such amount (and the conversion thereof into an Account), (c) is subject to a perfected first priority security interest in favor of Agent and no other lien except Permitted Liens and would not otherwise be deemed ineligible under the definition of Eligible Billed Accounts (except for the fact that such Unbilled Amount is not yet billed and invoiced), (d) the Unbilled Amount is evidenced by documentation satisfactory to the Agent in its Permitted Discretion and has been verified by Agent in a manner satisfactory to Agent, (e) is owing by a Person other than any Affiliate, creditor or supplier of such Borrower (with such Unbilled Amounts to be ineligible to the extent of any amounts owed by such Borrower to such Person as a creditor or supplier), and (f) is the product of services rendered not more than the number of days specified in Section 4(c) of Schedule A, as applicable. Notwithstanding anything to the contrary contained in the foregoing, no Unbilled Amount shall be an Eligible Unbilled Account included in the Borrowing Base unless such Unbilled Amount is owing in, and will be billed and invoiced in, denominated in and repayable in, Dollars.

“Equipment” shall mean and include fixed assets of a Borrower held primarily for lease to Customers in the ordinary course of business (whether pursuant to an operating lease or capital lease).

“Equipment Advance Rate” means the percentage(s) set forth in Section 1(b)(iv) of Schedule A.

“Equipment Sublimit” means the amount(s) set forth in Section 2(b) of Schedule A.

“Equity Interests” means, with respect to a Person, all of the shares of stock, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 promulgated under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 10.22(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 10.22(b).

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Availability” means the amount, as determined by Agent, calculated at any date, equal to the difference of (a) the lesser of (x) the Maximum Revolving Facility Amount and all Reserves, minus the Availability Block and (y) the Borrowing Base, minus (b) the outstanding balance of all Revolving Loans and the Letter of Credit Balance; minus (c) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date and any book overdraft, provided that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

~~“Excluded Accounts” means any deposit account or other deposit (general or special, time or demand, provisional or final) which is used exclusively for (i) withholding tax, benefits, escrow, trust or any other fiduciary account, or (ii) payroll, payroll taxes or employee benefits, including flexible spending accounts, to the extent such funds are held for the benefit of any Person other than a Loan Party.~~

“Excluded Collateral” has the meaning set forth in Section 3.1.

“Excluded Equipment” has the meaning set forth in Section 3.5.

“Excluded Subsidiary” means SkyWater Foundation Fund, Inc., a Delaware corporation; provided such Subsidiary shall only be Excluded Subsidiaries to the extent that, and for so long as, such Subsidiary’s sole business purpose is to provide scholarships and undertake other charitable endeavors.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i)imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b)United States federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Recipient acquires such interest in the Loan or Commitment or acquires such participation, except in each case to the extent that, pursuant to Section 9.1 amounts with respect to such Taxes were payable either to such Recipient’s assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) Taxes attributable to such Recipient’s failure to comply with Section 9.1(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipts” means any cash or cash equivalents received by or paid to or for the account of any Loan Party not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of the Amendment No. 1 Effective Date ~~hereof~~, between Borrowers and Agent.

“Fiscal Year” means the fiscal year of Borrowers which ends on December 31st of each year.

“Fixed Charge Coverage Ratio” means that ratio of (i) EBITDA for the applicable measurement period minus Unfunded Capital Expenditures of the Loan Parties on a consolidated basis for such period, to (ii) Fixed Charges for such period.

“Fixed Charges” means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled or required to be made in cash during or with respect to such period in respect of Indebtedness of the Loan Parties, plus (b) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash during such period, plus (c) all federal, state, and local income taxes of the Loan Parties paid or required to be paid in cash for such period (net of any refunds of such taxes received in cash in such period), plus (d) all cash distributions, dividends, redemptions and other cash payments made or required to be made in cash during such period with respect to any Equity Interests issued by any Loan Party.

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a “controlled foreign corporation” within the meaning of Section 957 of the Code with respect to which a Loan Party is a “US Shareholder” within the meaning of Section 951(b) of the Code. Unless the context indicates otherwise, references to a Foreign Subsidiary shall be deemed to refer to a Foreign Subsidiary of Borrowers.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank (or the Letter of Credit guarantor/indemnitor, as the case may be), such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Balance other than the Letter of Credit Balance as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non- performance) of any part or all of such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Guarantors” has the meaning set forth in the heading to this Agreement.

“Hard Costs” means, with respect to the purchase by any Borrower of an item of Eligible New Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

“Indebtedness” means (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not sixty (60) days past the agreed upon payment terms incurred in the ordinary course of business, but excluding the maximum potential amount payable under any earn-out or similar obligations until such time as the applicable earn-out targets are met and then only relating to the amount that is actually due and payable), (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (h) all Equity Interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (j) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Assignee” means (a) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) any Loan Party or any of its Affiliates or (c) any Defaulting Lender or any Affiliate of any Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate thereof.

“Information Certificate(s)” means (a) as of the Closing Date, the information certificate(s) annexed hereto and (b) as of any date after the Closing Date, the information certificate(s) described in the immediately foregoing clause (a) as most recently updated and delivered to Agent.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense” means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Inventory Advance Rate” means the percentage set forth in Section 1(b)(iii) of Schedule A.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property.

“Issuing Bank” has the meaning set forth in Section 1.5.

“Judgment Currency” has the meaning set forth in Section 6.3(b).

“Lender” has the meaning set forth in the heading to this Agreement.

“Lender Documentation Exception” has the meaning set forth in the Section 9.1(e).

“Letter of Credit” has the meaning set forth in Section 1.1.

“Letter of Credit Balance” means the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs due or, in Agent’s estimation, likely to become due in connection therewith.

“Letter of Credit Limit” means the amount set forth in Section 1(e) of Schedule A.

“Lien “ means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means as of any date of determination, the sum of (a) Excess Availability as of such date plus (b) Qualified Cash as of such date.

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Documents” means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, Lock Box and Blocked Account agreements, the Fee Letter, the Collateral Pledge Agreement, any subordination agreement, any mortgage or deed of trust, and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower, any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means Section 8 of this Agreement.

“Loan Limits” means, collectively, the Loan Limits for Revolving Loans and Letters of Credit set forth in Section 1 of Schedule A and all other limits on the amount of Loans and Letters of Credit set forth in this Agreement.

“Loan Party” means, individually, any Borrower, any Guarantor (including, without limitation, Parent) or any Subsidiary party to this Agreement; and “Loan Parties” means, collectively, Borrowers, Guarantors (including, without limitation, Parent) and all Subsidiaries party to this Agreement. For the avoidance of doubt, no Excluded Subsidiary shall be a Loan Party.

“Loans” means, collectively, the Revolving Loans.

“Lock Box” has the meaning set forth in Section 4.1.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of its obligations under any of the Loan Documents, or (c) the validity or enforceability of, or Agent’s or Lenders’ rights and remedies under, any of the Loan Documents.

“Material Contract” means has the meaning set forth in Section 5.18.

“Maturity Date” means the Scheduled Maturity Date (or if earlier the Termination Date), or such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including without limitation pursuant to Section 7.2).

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Maximum Revolving Facility Amount” means the amount set forth in Section 1(a) of Schedule A.

“Monthly Financial Model” means a report substantially in the form of Exhibit G hereto to be signed by an Authorized Officer of Borrowing Agent.

“Mortgage(s)” means, each mortgage or deed of trust in favor of Agent on any real property owned by a Loan Party.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for the applicable period, for Borrowers or Loan Parties on a consolidated basis, as applicable, the net income (or loss) of Borrowers or Loan Parties on a consolidated basis, as applicable, for such period, in each case of Borrowers or Loan Parties on a consolidated basis, as applicable, for such period.

“Net Orderly Liquidation Value “ means the net orderly liquidation value of such Eligible Equipment as determined by Agent from time to time based upon the most recent Equipment appraisal received by Agent prepared by an appraiser, and in a manner acceptable to Agent.

“NOLV Factor” means the quotient, expressed as a percentage, of (a) the Net Orderly Liquidation Value of Eligible Inventory divided by (b) the book value of Eligible Inventory, which will be adjusted monthly or at such other times as Lender shall determine in its discretion.

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-U.S. Recipient” has the meaning set forth in Section 9.1(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party to Agent and Lenders, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in Borrowers’ indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Organic Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means with respect to the revolving credit facility provided in this Agreement on any date, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans as of such date, and (b) the amount of any outstanding Letters of Credit as of such date, after giving effect, without duplication, to any borrowings and prepayments or repayments of Revolving Loans and the issuance of any Letters of Credit.

“Overadvance” has the meaning set forth in Section 1.7(a).

“Oxbow Lease “ means that certain Lease dated as of September 30, 2020 between Oxbow Realty Partners, LLC, a Delaware limited liability company, as landlord and SkyWater, as tenant, with respect to the location at the address of 2401 East 86th Street in Bloomington, Minnesota.

“Oxbow Loan Agreement” means the Loan Agreement dated as of September 30, 2020 between Oxbow Realty Partners, LLC and Citi Real Estate Funding Inc., as amended from time to time.

“Parent” has the meaning set forth in the Preamble to this Agreement.

“Participant” has the meaning set forth in Section 10.10.

“Passport 6.0” means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications, and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and or ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made by Agent in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment exercised in good faith.

“Permitted Indebtedness” means (a) the Obligations; (b) the Indebtedness existing on the Closing Date ~~hereof~~ described in Section 46 of the Information Certificate(s); in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (iii) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (c) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $5,000,000 at any time outstanding; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of any acquisition permitted by this Agreement; (f) surety Indebtedness or other Indebtedness in respect of (i) appeal bonds or similar instruments and (ii) similar bonds or similar instruments, workers’ compensation claims, health, disability or other employee benefits and self-insurance obligations, in each case, in the ordinary course of business; (g) Indebtedness in respect of netting services and overdraft protections or otherwise in connection with deposit accounts or securities accounts in the ordinary course of business; (h) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business or otherwise consistent with past practices, (i) the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Hedge Agreements that is incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s or such Subsidiary’s operation and not for speculative purposes; (j) Indebtedness arising between Loan Parties; (k) unsecured Indebtedness not otherwise permitted by this definition in an aggregate amount not exceeding $1,500,000; and (l) Indebtedness secured by the Excluded Equipment.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moodys”);

(c) investments in commercial paper maturing within one year from the date of acquisition thereof and having at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(f) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“Permitted Liens” means (a) purchase money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; (b) Liens disclosed in Section 47 of the Information Certificate(s); provided, however, that to qualify as a Permitted Lien, any such Lien described in Section 47 of the Information Certificate(s) shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided, that the same have no priority over any of Lender’s security interests; (d) liens of landlords, materialmen, mechanics, carriers, repairmen, construction contractors or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $250,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (g) Liens on the Excluded Equipment, provided that (i) any such Lien shall not encumber any other property of any Loan Party and (ii) the aggregate amount of Indebtedness secured by such Liens does not exceed the amount permitted under clause (k) of the definition of Permitted Indebtedness; (h) easements, rights-of-way, restrictions, encroachments, servitudes, rights of way, licenses, protrusions, site plan agreements, development agreements, contract zoning agreements and other similar encumbrances, rights, agreements and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries; (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.1(d); (j) Liens arising from precautionary UCC filings regarding “true” operating leases of the consignment of goods to a Loan Party; (k) Liens arising out of a conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into the ordinary course of business; and (l) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums permitted hereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute.

“Pledged Equity” means the Equity Interests listed on Sections 20 and 41 of the Information Certificate(s), together with any other Equity Interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party’s (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer’s assets and properties, and (c) rights and interests, if any, to participate in the management or each Issuer related to such pledged Equity Interests.

“Prepayment Event” means: (a) any sale (other than sales of inventory in the ordinary course of business), transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party other than assets with an aggregate fair value which do not exceed $ 500,000 in any Fiscal Year; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any of any Loan Party with an aggregate fair value immediately prior to such event equal to or greater than $500,000 in any Fiscal Year; (c) the issuance by any Loan Party other than Parent to any Person (other than to another Loan Party) of any Equity Interests after the Closing Date, or the receipt by any Loan Party other than Parent of any capital contribution from any Person (other than from another Loan Party) after the Closing Date; (d) the incurrence by any Loan Party of any Indebtedness not permitted by this Agreement; and (e) the receipt by any Loan Party of any Extraordinary Receipts in excess of $500,000 in the aggregate in any Fiscal Year.

“Pro Rata Share” means, with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolving Loan Commitments or the Revolving Loans, the percentage obtained by dividing (x) the Revolving Loan Exposure of such Lender by (y) the aggregate Revolving Loan Exposure of all Lenders.

“Protective Advances” has the meaning set forth in Section 1.3.

“Qualified Cash” means unrestricted domestic cash of Borrower that is subject to a deposit account control agreement in favor of Agent.

“Recipient “ means Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 10.9(a).

“Released Parties” has the meaning set forth in Section 6.1.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having or holding at least 50.1% of the aggregate Revolving Loan Exposure of all Lenders; provided that (x) if there are less than three (3) Lenders, Required Lenders shall mean all Lenders and (y) the Revolving Commitment of, and the portion of the liabilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserves” has the meaning set forth in Section 1.2.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

~~“Revolving Equipment Loans” means, as of any date of determination, the aggregate amount of Revolving Loans outstanding as of such that that were made based on clause (d) of the definition of Borrowing Base.~~

~~“Revolving Equipment Loans Limit” means, as of any date of determination, the lesser of (a) the aggregate amount of Revolving Equipment Loans minus that portion of clause (e) of the definition of Borrowing Base that are determined, by Agent, to be applicable thereto, and (b) the Equipment Sublimit.~~

“Revolving Loan Commitment” means, with respect to each Lender, its Revolving Loan Commitment, and with respect to all Lenders, their Revolving Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule A to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.8 of this Agreement; provided that the aggregate amount of the Revolving Loan Commitments shall in no event exceed the Total Revolving Loan Commitments.

“Revolving Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Revolving Loan Commitments, the amount of such Lender’s Revolving Loan Commitment, and (b) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

~~“Revolving Working Capital Loans” means, as of any date of determination, the Revolving Loans that are not Revolving Equipment Loans.~~

“Revolving Loans” has the meaning set forth in Section 1.1(a).

“Scheduled Maturity Date” means the date set forth in Section 6 of Schedule A.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Officer” means the current president, chief executive officer, global controller, chief financial officer, treasurer or assistant treasurer of any Loan Party.

“Servicer” means Siena Lending Group LLC, a Delaware limited liability company, in its a capacity as servicer.

“Settlement Date” means Friday of each week (or if any Friday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by Agent is a Business Day on which each Lender is open for business.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR-Based Rate” means SOFR or Term SOFR.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Stated Rate” has the meaning set forth in Section 2.5.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the Equity Interests at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrowers.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided however if the Term SOFR determined as provided above would be less than two and one half of one percent (2.50%), then Term SOFR shall be deemed to be two and one half of one percent (2.50%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which all of the Obligations have been paid in full in cash (other than any contingent indemnification obligations for which no claim has been asserted or any Obligations which have been cash collateralized in accordance with the terms of this Agreement) and all of Lender’s lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“Total Revolving Loan Commitments” means, the Revolving Loan Commitments of all Lenders; provided that the aggregate amount of the Total Revolving Loan Commitments shall in no event exceed $~~100,000,000~~130,000,000.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

“Unbilled Accounts Advance Rate” means the percentage set forth in Section 1(b)(ii) of Schedule A.

“Unbilled Accounts Sublimit” means the amount set forth in Section 2(a) of Schedule A.

“Unbilled Amounts” means mean all Accounts of a Borrower arising out of or in connection with the sale of goods or rendition of services that have been performed for or provided to any Account Debtor but have not yet been billed or invoiced to such Account Debtor.

“Unfunded Capital Expenditures” means, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower’s internally generated cash flow or (b) with the proceeds of a Revolving Loan.

“Wafer Services Accounts” means the Unbilled Amounts in respect of Borrowers’ production of semiconductor wafers for incorporation into integrated circuits and microdevices of its Account Debtors.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrowers or Agent shall so request, Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and

(b) Borrowers shall provide to Agent financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capital Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided, that all such financial statements delivered to Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement.

Schedule C

[Reserved]

C-1

Schedule D

Reporting

Provide Lender with each of the documents set forth below at the following times in form satisfactory to Lender:

No later than the date that is 45 days after the Closing Date	• a historical financial model for Passport 6.0, in a form to be determined by Lender

Monthly (no later than the ~~20th~~30th day of each fiscal month); provided, however, that if at any time Excess Availability is less than $15,000,000, such reporting shall be delivered no later than the earlier of (a) the second Business Day of each week or (b) the date of each Revolving Loan requested

•  a detailed fiscal month-end (or week-end, as applicable) aging, by total, of Borrowers’ Accounts, together with a monthly Account roll-forward with respect to Borrowers’ Accounts, in a format acceptable to Lender in its discretion, tied to the beginning and ending Account balances of Borrowers’ general ledger (delivered electronically in an acceptable format)

•  a summary fiscal month-end (or week-end, as applicable) aging, by vendor, of each Loan Party’s accounts payable and any book overdraft and an aging, by vendor, of any held checks (delivered electronically in an acceptable format)

•  a detailed fiscal month-end (or week-end, as applicable) Inventory perpetual report with respect to Borrowers’ Inventory together with a listing by category and location of Inventory (delivered electronically in an acceptable format)

•  a detailed calculation of Inventory of Borrowers that is not eligible for the Borrowing Base (delivered electronically in an acceptable format)

•  a list of (i) all applications, if any, for Intellectual Property made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date ~~hereof~~), (ii) all issuances of registrations or letters on existing applications for Intellectual Property received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date ~~hereof~~)

•  a certificate by an Authorized Officer of the Borrowing Agent confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month

•  a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers’ fiscal month-end general ledger accounts to its monthly financial statements including any book reserves related to each category

•  a monthly (or weekly, as applicable) sales backlog report

•  a detailed list of all accruals at calendar month-end (or week-end, as applicable)

•  a monthly (or weekly, as applicable) report of sales tax accruals

E

•  a detailed report of Borrowers’ deferred revenue by customer/party

•  a detailed report of Borrowers’ Unbilled Amounts, reported by time and materials billing terms, milestone billing terms, and wafer services (it being understood that Unbilled Amounts reported for wafer services should present the percentage completed for each wafer in production and being accounted for as an Unbilled Amount)

Monthly (no later than the 30 days after the end of each fiscal month),as set forth in Section 5.15(b)

•  the unaudited interim financial statements of the Loan Parties on a consolidated basis as of the end of such month and of the portion of such Fiscal Year then elapsed (including management discussion and analysis)

•  a Monthly Financial Model and trial balance (referred to as the “FTA”) for Passport 6.0, in a form to be determined by Agent

•  a Compliance Certificate

•  a schedule of accrued royalties owed with amounts and date of last payments made

Bi-Annually (in January and in July of each calendar year)

•  a detailed list of the Loan Party’s consolidated customers, with address and contact information

•  a detailed list of the Loan Party’s consolidated, with address and contact information

•  an updated Information Certificate(s), true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an Authorized Officer of Borrowing Agent and substantially in the form of Exhibit F hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Lender on an earlier date or any breach of any earlier made representation and/or warranty).

Yearly (no later than 120 days after the end of each Fiscal Year of Borrowers), as set forth in Section 5.15(a)	• unqualified, audited financial statements of the Loan Parties on a consolidated basis, as of the end of such Fiscal Year • a Compliance Certificate

Yearly (no later than 60 days after the end of each Fiscal Year of Borrowers), as set forth in Section 5.15(d)	• quarterly business projections for the following Fiscal Year for the Loan Parties on a consolidated and consolidating basis

Promptly upon (but in no event later than two Business Days after) delivery or receipt, as applicable, thereof

•  copies of any and all written notices (including notices of default or acceleration), reports and other deliveries received by or on behalf of any Loan Party from or sent by or on behalf of any Loan Party to, any holder, agent or trustee with respect to any or all of the Subordinated Debt (in such holder’s, agent’s or trustee’s capacity as such)

E

Schedule E

Financial Covenant

Minimum EBITDA. Borrowers shall not permit EBITDA, calculated as of the last day of each calendar month commencing April 30, 2023 for the preceding twelve calendar months, to be less than $10,000,000.

Unfunded Capital Expenditures. Borrowers shall not permit the amount of Unfunded Capital Expenditures, calculated as of the last day of each calendar month commencing April 30, 2023 for the preceding twelve calendar months, to be more than $15,000,000.

Springing Fixed Charge Coverage Ratio. If at any time, Borrowers’ Liquidity is less than $15,000,000 (such date being the “Liquidity Trigger Date”), Borrowers shall not permit its Fixed Charge Coverage Ratio, measured on a trailing twelve-month basis, to be less than 1.00:1.00 for the month ended immediately prior to the Liquidity Trigger Date and for each month-end occurring thereafter.

Right to Cure. For purposes of determining compliance with the covenants set forth in this Exhibit E, any cash equity contributions from Parent or other persons who hold equity interests of Borrowers as of the Closing Date to Borrowers (funded through Parent with cash proceeds of common equity, other equity having terms acceptable to the Agent or subordinated Indebtedness having terms reasonably acceptable to the Agent; it being acknowledged that it is reasonably acceptable to the Agent for such subordinated Indebtedness to mature no less than twelve months after the Maturity Date and for all interest on such subordinated Indebtedness to be payable in kind and no principal to be payable prior to the Termination Date) after the Closing Date and on or prior to the day that is twenty (20) Business Days after the date upon which Financial Statements are required to be delivered pursuant to Section 5.15(b) (the “Specified Equity Contribution Expiration Date”) will, at the irrevocable written election of Borrowers, be included in the calculation of EBITDA solely for the purposes of determining compliance with such financial covenants for such calendar month and any subsequent period that includes such calendar month (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided, that (a) written notice of Borrowers’ irrevocable election to make a Specified Equity Contribution (“Specified Equity Contribution Notice”) shall be delivered to Agent no later than three (3) Business Days after the date upon which Financial Statements are required to be delivered for the applicable calendar month, (b) there shall be no Specified Equity Contribution elections made in consecutive fiscal quarters, (c) there shall be no more than three (3) Specified Equity Contribution elections made in the aggregate during the term of this Agreement, (d) the amount of any Specified Equity Contribution so elected will be no greater than the amount required to cause Borrowers to be in compliance with the applicable financial covenants for such computation period, and (e) Specified Equity Contributions will be disregarded for all purposes hereunder other than financial covenant calculations as specified in this paragraph, including calculating basket levels and other items governed by reference to EBITDA. If, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of the financial covenants set forth on this Schedule E, Borrowers shall be deemed to have satisfied the requirements of Section 5.26 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 5.26 that had occurred shall be deemed cured for purposes of the Loan Documents (it being agreed and understood that during the period from when a Specified Equity Contribution Notice is given until the corresponding Specified Equity Contribution Expiration Date, Agent and the Lenders shall not take or impose the Default Rate of interest, accelerate any of the Obligations, or take any remedial or enforcement action against Collateral under the Loan Documents based on the financial covenant violation to be cured pursuant to such Specified Equity Contribution Notice; provided, that unless and until the Specified Equity Contribution is made, an Event of Default arising from such financial covenant violation shall otherwise be deemed to exist hereunder, including without limitation for purposes of whether funding conditions under Section 1.6(b) hereof have been satisfied).

E